SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a party other than the Registrant ☐ Check the appropriate box: ☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

M.D.C. Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.
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NOTICE OF ANNUAL MEETING OF SHAREOWNERS
PROXY STATEMENT ANNUAL MEETING OF SHAREOWNERS
GENERAL INFORMATION
ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
COMPENSATION OF EXECUTIVE OFFICERS
COMPARISON OF CUMULATIVE TOTAL RETURN
EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL AGREEMENTS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
HOLDERS OF FIVE PERCENT OR MORE OF VOTING SHARES OF THE COMPANY AND OWNERSHIP OF MANAGEMENT
AMENDMENT OF M.D.C. HOLDINGS, INC. 2001 EQUITY INCENTIVE PLAN
SHARES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
INDEPENDENT PUBLIC ACCOUNTANTS
INDEPENDENT ACCOUNTANT’S FEES
OTHER MATTERS
SHAREOWNER PROPOSALS

ARTICLE I Introduction
ARTICLE II Definitions
ARTICLE III Plan Administration
ARTICLE IV Stock Subject to the Plan
ARTICLE V Corporate Reorganization; Change in Control
ARTICLE VI Participation
ARTICLE VII Options
ARTICLE VIII Restricted Stock Awards
ARTICLE IX Stock Units
ARTICLE X Stock Appreciation Rights
ARTICLE XI Stock Bonuses
ARTICLE XII Other Common Stock Grants
ARTICLE XIII Rights of Participants
ARTICLE XIV General Restrictions
ARTICLE XV Other Employee Benefits
ARTICLE XVI Plan Amendment, Modification and Termination
ARTICLE XVII Withholding
ARTICLE XVIII Requirements of Law
ARTICLE XIX Stockholder Approval
ARTICLE XX Duration of the Plan

M.D.C. HOLDINGS, INC.
3600 South Yosemite Street, Suite 900
Denver, Colorado 80237

March 6, 2003

To Our Shareowners:

     You are invited to attend the 2003 Annual Meeting of Shareowners (the “Meeting”) of M.D.C. Holdings, Inc. (the “Company”) to be held at 3600 South Yosemite Street, Lower Level Conference Room, Denver, Colorado, on Monday, April 28, 2003, at 8:00 a.m., Denver time.

     Following this letter is the formal notice of the Meeting and a proxy statement describing the matters to be acted upon at the Meeting. Shareowners also are entitled to vote on any other matters which properly come before the Meeting.

     While some of our shareowners have exercised their right to vote their shares in person, we recognize that most of you are unable to attend the Meeting. Accordingly, enclosed is a proxy card that enables shareowners to vote their shares on the matters to be considered at the Meeting, even if they are unable to attend. All you need to do is mark the proxy card to indicate your vote, date and sign the proxy card and return it to the Company in the enclosed postage-paid envelope as soon as conveniently possible. If you desire to vote in accordance with management’s recommendations, you need not mark your vote on the proxy card, but need only sign, date and return it in the enclosed postage-paid envelope.

     WHETHER YOU OWN FEW OR MANY SHARES OF STOCK, PLEASE BE SURE YOU ARE REPRESENTED AT THE MEETING BY ATTENDING IN PERSON OR BY RETURNING YOUR PROXY CARD AS SOON AS POSSIBLE.

Sincerely,

Larry A. Mizel Chairman of the Board

M.D.C. HOLDINGS, INC.
3600 South Yosemite Street, Suite 900
Denver, Colorado 80237

NOTICE OF ANNUAL MEETING OF SHAREOWNERS

To Our Shareowners:

     The 2003 Annual Meeting of Shareowners (the “Meeting”) of M.D.C. Holdings, Inc. (the “Company”) will be held at 3600 South Yosemite Street, Lower Level Conference Room, Denver, Colorado, on Monday, April 28, 2003, at 8:00 a.m., Denver time, to consider and act upon the following matters:

1.	the election of Steven J. Borick, David D. Mandarich and David E. Blackford as Class III Directors for three-year terms expiring in 2006;

2.	an amendment to the 2001 Equity Incentive Plan in order to increase by one million the number of shares of common stock authorized for issuance pursuant to the Plan;

3.	such other business as properly may come before the Meeting and any postponements or adjournments thereof.

     Only shareowners of record at the close of business on February 28, 2003, the record date, will be entitled to vote at the Meeting.

     Management and the Board of Directors desire to have maximum representation at the Meeting and respectfully request that you date, execute and timely return the enclosed proxy in the postage-paid envelope provided.

BY ORDER OF THE BOARD OF DIRECTORS,

Joseph H. Fretz Secretary

March 6, 2003

M.D.C. HOLDINGS, INC.

3600 South Yosemite Street, Suite 900
Denver, Colorado 80237

PROXY STATEMENT
ANNUAL MEETING OF SHAREOWNERS

April 28, 2003

To Our Shareowners:

     This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors”) of M.D.C. Holdings, Inc. (the “Company”) to be used at the Annual Meeting of Shareowners of the Company (the “Meeting”) to be held at 3600 South Yosemite Street, Lower Level Conference Room, Denver, Colorado, on Monday, April 28, 2003, at 8:00 a.m., Denver time, and any postponements or adjournments thereof. The Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Shareowners. This Proxy Statement, the accompanying proxy card and the Notice of Annual Meeting, collectively referred to as the “Proxy Materials,” are first being sent to shareowners on or about March 14, 2003.

GENERAL INFORMATION

Solicitation

     The enclosed proxy is being solicited by the Board of Directors of the Company. In addition to solicitations by mail, solicitations may be made by personal interview, telephone and telegram by directors, officers and regular employees of the Company. No compensation will be paid for the solicitation of proxies, although the Company will reimburse bankers, brokers and others holding shares in their names or in the names of nominees or otherwise for reasonable out-of-pocket expenses incurred in sending the Proxy Materials to the beneficial owners of such shares.

Householding

     Only one proxy statement may be delivered to multiple shareowners sharing an address, unless the Company has received contrary instructions from one or more of the shareowners. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement to a shareowner at a shared address to which a single copy of the proxy statement was delivered. To request a separate copy in the future, or to request delivery of a single copy if multiple copies are being received, the shareowner can direct the request to M.D.C. Holdings, Inc., Attn: Corporate Secretary, 3600 South Yosemite Street, Suite 900, Denver, CO 80237.

Voting Rights

     Holders of shares of the Company’s common stock, $.01 par value (the “Common Stock”) at the close of business on February 28, 2003 (the “Record Date”) are entitled to notice of, and to vote at, the Meeting. As of February 5, 2003, approximately 26,509,000 shares of Common Stock were outstanding. The presence, in person or by proxy, of the holders of one-third of the total number of shares of Common Stock outstanding constitutes a quorum for transacting business at the Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter presented at the Meeting. The affirmative vote of the holders of a plurality of the shares of common stock present or represented and entitled to vote at the Meeting will be required for election to the Board of Directors. Adoption of the proposal to amend the Equity

Incentive Plan requires the affirmative vote of the holders of a majority of the shares of common stock represented and entitled to vote at the Meeting.

Voting Proxies

     Shares of Common Stock represented by properly executed proxy cards received by the Company in time for the Meeting will be voted in accordance with the choices specified in the proxies. Unless contrary instructions are indicated on a proxy, the shares of Common Stock represented by such proxy will be voted FOR the election as Directors of the nominees named in this Proxy Statement and FOR the amendment to the 2001 Equity Incentive Plan. Abstentions and broker non-votes (proxies that do not indicate that brokers or nominees have received instructions from the beneficial owner of shares) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulating the total number of votes cast on proposals presented to shareowners, whereas broker non-votes are not counted for purposes of determining the total number of votes cast.

     Management and the Board of Directors of the Company know of no other matters to be brought before the Meeting. If other matters are properly presented to the shareowners for action at the Meeting and any adjournments or postponements thereof, it is the intention of the proxy holders named in the proxy to vote in their discretion on all matters on which the shares of Common Stock represented by such proxy are entitled to vote.

Revocability of Proxy

     The giving of the enclosed proxy does not preclude the right of a shareowner to vote in person. A proxy may be revoked at any time prior to its exercise by notice of revocation in writing sent to the Secretary of the Company, by presenting to the Company a later-dated proxy card executed by the person executing the prior proxy card or by attending the Meeting and voting in person.

Annual Report

     The Company’s 2002 Annual Report to Shareowners, including the Company’s 2002 audited financial statements (the “Annual Report”), is enclosed with these Proxy Materials. The 2002 Annual Report is not incorporated into this Proxy Statement by reference, nor is it a part of the Proxy Materials.

ELECTION OF DIRECTORS

     The Company’s Certificate of Incorporation provides for three classes of Directors with staggered terms of office, to be divided as equally as possible. Nominees of each class serve for terms of three years (unless a nominee is changing to a different class) and until election and qualification of their successors or until their resignation, death, disqualification or removal from office.

     The Board of Directors currently consists of seven members, including three Class III Directors whose terms expire in 2003, two Class I Directors whose terms expire in 2004 and two Class II Directors whose terms expire in 2005. At the Meeting, three Class III Directors are to be elected to three-year terms expiring in 2006. The nominees for the Class III Directors are Messrs. Steven J. Borick, David D. Mandarich and David E. Blackford. All of the nominees presently serve on the Board of Directors of the Company.

     Unless otherwise specified, the enclosed proxy card will be voted FOR the election of Messrs. Borick, Mandarich and Blackford. Management and the Board of Directors are not aware of any reasons which would cause Messrs. Borick, Mandarich or Blackford to be unavailable to serve as Directors. If Messrs. Borick, Mandarich or Blackford become unavailable for election, discretionary authority may be exercised by the proxy holders named in the enclosed proxy card to vote for a substitute nominee or nominees proposed by the Board of Directors.

     The Board of Directors recommends a vote FOR the election of Messrs. Borick, Mandarich and Blackford as Directors.

     Certain information, as of February 5, 2003, with respect to Messrs. Borick, Mandarich and Blackford, the nominees for election, and the continuing Directors of the Company, furnished in part by each such person, appears below:

			Shares Beneficially
		Positions and Offices with the Company	Owned as of the
Name	Age	and Other Principal Occupations	Record Date(1)(2)		Percentage of Class(3)

NOMINEES:
		Class III Terms Expire in 2003

Steven J. Borick	50	Director, President and Chief Operating Officer of Superior Industries International, Inc., President of Texakota, Inc. and a General Partner in Texakota Oil Company	25,020		*

David D. Mandarich	55	President and Chief Operating Officer of the Company	2,228,402	(5)	8.3%

David E. Blackford	54	President, Chief Executive Officer and Chairman of the Board of California Bank & Trust	32,624		*

CONTINUING DIRECTORS:
		Class I Terms Expire in 2004

Herbert T. Buchwald	72	Principal in the law firm of Herbert T. Buchwald, P.A. and President and Chairman of the Board of Directors of BPR Management Corporation	86,312		*

Larry A. Mizel	60	Chairman of the Board of Directors and Chief Executive Officer of the Company	5,359,725	(4)	19.91%

		Class II Terms Expire in 2005

Gilbert Goldstein	84	Principal in the law firm of Gilbert Goldstein, P.C.	57,750		*

William B. Kemper	66	Private real estate investor	82,750		*

*	Represents less than one percent of the outstanding shares of Common Stock.

(1)	Includes, where applicable, shares of Common Stock owned by such person’s minor children and spouse and by other related individuals or entities over whose shares such person has custody.

(2)	Includes the following shares of Common Stock subject to options that are exercisable or become exercisable within 60 days of the Record Date at prices ranging from $9.41 to $36.31 per share: Gilbert Goldstein 57,750; William B. Kemper 82,750; Steven J. Borick 25,000; Herbert T. Buchwald 75,250; David E. Blackford 25,000; Larry A. Mizel 416,625; and David D. Mandarich 451,822.

(3)	The percentage shown is based on the number of shares of Common Stock outstanding as of February 5, 2003 as reported in the Company’s 2002 Annual Report on Form 10-K and includes shares of Common Stock actually owned and shares of Common Stock subject to options that are exercisable or become exercisable within 60 days of the Record Date. All shares of Common Stock which the person had the right to acquire within 60 days of the Record Date are deemed to be outstanding for the purpose of computing the percentage of shares of Common Stock owned by such person but are not deemed to be outstanding for the purpose of computing the percentage of shares of Common Stock owned by any other person.

(4)	Includes 996,655 shares held by Mr. Mizel’s wife and 159,404 shares of Common Stock with respect to which Mr. Mizel may be considered the “beneficial owner,” as defined under the Securities Exchange Act of 1934 (the “1934 Act”), because he is a beneficiary of certain trusts which, together with Mr. Mizel, control all of the outstanding stock of CVentures, Inc., a corporation which controls the voting of these shares of Common Stock. Mr. Mizel is a stockholder, director and officer of CVentures, Inc. Also includes 400,000 shares of Common Stock owned by CLCD LLC, a limited liability company in which Mr. Mizel owns all of the voting units and for which CVentures, Inc. is the sole manager.

(5)	Includes 1,200 shares owned by Mr. Mandarich’s minor children.

Other Information Relating to Directors

     The following is a brief description of the business experience during at least the past five years of each nominee for the Board of Directors of the Company and of the continuing members of the Board.

     Steven J. Borick was named President and Chief Operating Officer of Superior Industries International, Inc. effective January 1, 2003. Prior to that date, he served as Executive Vice President of that company. Mr. Borick has been a Director of that company since 1981. Superior Industries International, Inc. is a New York Stock Exchange-listed OEM of automobile wheels and suspension parts. Mr. Borick has been President of Texakota, Inc., an oil and gas exploration and development company, and a general partner in Texakota Oil Company, a private oil and gas partnership, for more than the past five years. He also is a Director of Richmond American Homes of Colorado, Inc., a wholly owned subsidiary of the Company (“Richmond American Homes”). Mr. Borick has been a Director of the Company since April 1987 and is Chairman of the Compensation Committee and a member of the Audit Committee.

     David E. Blackford has been employed with California Bank & Trust since 1998 and in May 2001 he was appointed Chairman, President and CEO. Previously he served as Managing Director and a member of the Board of Directors and Senior Loan Committee for Real Estate Finance. Prior to 1998, he served as an Executive Officer in different financial institutions, including Bank One and Chemical Bank. He was appointed to the Company’s Board of Directors in April 2001. In January 2003, he was appointed to the Board of Directors of Richmond American Homes of Colorado, Inc.

     David D. Mandarich was elected President of the Company in July 1999, Chief Operating Officer in March 1996, Co-Chief Operating Officer in September 1994 and Executive Vice President-Real Estate in April 1993. He was appointed a Director of the Company in March 1994. In April 1990, Mr. Mandarich was elected as Chairman of the Board of Directors of Richmond American Homes. Mr. Mandarich also was a Director of the Company from September 1980 until April 1989.

     Gilbert Goldstein has been engaged in private law practice for more than the past five years as the principal in the law firm of Gilbert Goldstein, P.C. See “Certain Relationships and Related Transactions” below. Mr. Goldstein has been a Director of the Company since January 1976. Mr. Goldstein is the Chairman of the Legal Committee.

     William B. Kemper has been engaged in private real estate investments, real estate development and property management since May 1982. Prior to May 1982, he was President of Gold Crown, Inc., a real estate development company. He also is a Director of HomeAmerican Mortgage Corporation, the Company’s wholly owned mortgage lending subsidiary

(“HomeAmerican”). Mr. Kemper has been a Director of the Company since January 1972. He is Chairman of the Audit Committee and a member of the Compensation Committee.

     Herbert T. Buchwald has been a principal in the law firm of Herbert T. Buchwald, P.A. and President and Chairman of the Board of Directors of BPR Management Corporation, a property management company located in Denver, Colorado, for more than the past five years. He also is a Director of M.D.C. Land Corporation, a wholly owned subsidiary of the Company (“MDC Land”). Mr. Buchwald was appointed to the Company’s Board of Directors in March 1994 and is a member of the Audit, Compensation and Legal Committees.

     Larry A. Mizel has served as Chairman of the Board of Directors and the Chief Executive Officer of the Company for more than five years and was elected President of the Company in March 1996. Mr. Mizel resigned as President of the Company in July 1999. Mr. Mizel has been a Director of the Company since founding it in January 1972. Mr. Mizel also serves as a Director of Richmond American Homes. Mr. Mizel is a Trustee of the Marsico Investment Fund, an open-end investment company that currently offers four investment portfolios, the Marsico Focus Fund, the Marsico Growth and Income Fund, the Marsico 21st Century Fund and the Marsico International Opportunities Fund. Mr. Mizel is a member of the Legal Committee.

Information Concerning the Board of Directors

     During 2002, the Board of Directors held 11 regularly scheduled meetings and 11 special meetings. The Directors also considered Company matters and had numerous communications with the Chairman of the Board of Directors and other officials of the Company wholly apart from the formal Board meetings. In 2002, all of the Company’s Directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees of the Board of Directors on which they served.

     Audit Committee

     The Audit Committee of the Board of Directors currently consists of Messrs. Borick, Buchwald and Kemper, who serves as its Chairman. Each member of the Audit Committee is independent and in compliance with the listing standards of the New York Stock Exchange. The Audit Committee met 11 times during 2002. The organization, functions and responsibilities of the Audit Committee are described in the Re-Stated Charter for the Audit Committee adopted by the Board of Directors on September 24, 2001. See the “Report of the Audit Committee” below.

     Compensation Committee

     The Compensation Committee currently consists of Messrs. Buchwald, Kemper and Borick, who serves as its Chairman. During 2002, the Compensation Committee met four times. The Compensation Committee is active in approving executive compensation plans, reviewing salaries, bonuses and other forms of compensation for officers and key employees of the Company, establishing salaries, benefits and other forms of compensation for new employees and in other compensation and personnel areas as the Board of Directors from time to time may request. For a discussion of the criteria utilized and factors considered by the Compensation Committee in reviewing, approving and making recommendations with respect to executive compensation, see the “Report of the Compensation Committee” below.

     Legal Committee

     The Legal Committee currently consists of Messrs. Goldstein, Buchwald and Mizel. During 2002, the Legal Committee met five times. The Legal Committee is chaired by Mr. Goldstein and has been active in reviewing legal issues affecting the Company’s business and overseeing the activities of the Company’s inside and outside counsel.

     Other Committees

     The Board of Directors of the Company currently has no executive or nominating committees. Procedures for nominating persons for election to the Board are contained in the Company’s By-Laws.

     Director Compensation

     During 2002, each Director who was not an officer of the Company (“Outside Director”) was paid $3,000 per month as a retainer, $1,500 for each Board meeting attended and $1,500 for attending each meeting of the Legal, Audit and Compensation Committees. Beginning in January 2003, Outside Directors are paid $3,000 per month as a retainer, $1,500 for each Board meeting attended, $2,500 for attending each meeting of the Audit Committee, $2,000 for attending each meeting of the Compensation Committee, and $2,000 per month for service on the Legal Committee. In addition, each Outside Director is granted options to purchase 25,000 shares of Common Stock annually. Each Director also is reimbursed for expenses related to his attendance at Board of Directors and committee meetings.

     Messrs. Borick and Kemper each received fees of $1,500 per meeting during 2002 for services as a director of Richmond American Homes and HomeAmerican, respectively. During 2002, Mr. Borick attended eight meetings of the Richmond American Homes board and Mr. Kemper attended ten meetings of the HomeAmerican board. In 2002, Mr. Buchwald received $3,000 per month for service as a director of MDC Land. Beginning in January 2003, Mr. Buchwald is paid $4,000 per month for service as chairman of the board of MDC Land.

     Mr. Kemper and his wife are covered by the Company’s self-funded contributory medical plan, for which he pays 100% of the premiums. Mr. Buchwald and his wife also are covered by this medical plan and pay 100% of the premiums.

EXECUTIVE OFFICERS

     Set forth below are the names and offices held by the executive officers of the Company as of the Record Date. The executive officers of the Company are elected annually and hold office until their successors are duly elected and qualified or until their resignation, retirement, death or removal from office. Biographical information on Messrs. Mizel and Mandarich, who serve as Directors and executive officers of the Company, is set forth in “Election of Directors” above. Biographical information for the other executive officers of the Company is set forth below.

Name	Offices Held as of the Record Date
Larry A. Mizel David D. Mandarich Paris G. Reece III Michael Touff	Chairman of the Board of Directors and Chief Executive Officer
President, Chief Operating Officer and a Director
Executive Vice President, Chief Financial Officer and Principal Accounting Officer
Senior Vice President and General Counsel

     Paris G. Reece III, 48, was elected Executive Vice President of the Company in July 1999, Senior Vice President in September 1994, Treasurer in September 1993, Chief Financial Officer in June 1990, Secretary in February 1990 and a Vice President of the Company in August 1988. Mr. Reece resigned as Treasurer of the Company in November 1996 and as Secretary of the Company in May 1996. Mr. Reece also is an officer, director or both of most of the Company’s subsidiaries.

     Michael Touff, 58, was elected Senior Vice President and the General Counsel of the Company in July 1999 and as Vice President and General Counsel in December 1994. From August 1992 through December 1994, he was an officer in the law firm of Ireland, Stapleton, Pryor & Pascoe, P.C. Prior to August 1992, Mr. Touff was an officer in the law firm of Holmes & Starr, a Professional Corporation.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

     The following table sets forth the compensation received by the Chief Executive Officer and the three other executive officers for each of the last three fiscal years.

						Long-Term
						Compensation
						Awards

	Annual Compensation					Restricted	Shares
Name and					Other Annual	Stock	Underlying		All Other
Principal Position	Year	Salary	Bonus		Compensation	Awards(3)	Options(5)		Compensation(1)

Larry A. Mizel,	2002	$1,000,000	$8,512,976	(2)	$89,251 (6)	- 0 -	250,000	(4)	$6,300
Chairman of the Board	2001	$1,000,000	$7,993,260	(2)	N/A	- 0 -	275,000		$5,250
of Directors and Chief	2000	$900,000	$6,304,383	(2)	N/A	- 0 -	181,500		$5,775
Executive Officer
David D. Mandarich,	2002	$830,000	$8,512,976	(2)	N/A	- 0 -	250,000	(4)	$5,775
President, Chief	2001	$830,000	$7,993,260	(2)	N/A	- 0 -	275,000		$5,250
Operating Officer	2000	$730,000	$6,304,383	(2)	N/A	- 0 -	181,500		$5,775
and a Director
Paris G. Reece III,	2002	$300,000	$470,000		N/A	$150,000	70,000	(4)	$5,775
Executive Vice President	2001	$300,000	$440,000		N/A	$150,000	77,000		$5,250
and Chief Financial	2000	$275,000	$365,000		N/A	$150,000	84,700		$5,775
Officer
Michael Touff,	2002	$281,232	$205,000		N/A	$40,000	15,000	(4)	$6,300
Senior Vice President	2001	$281,232	$205,000		N/A	$30,000	33,000		$5,250
and General Counsel	2000	$266,221	$205,000		N/A	$30,000	36,300		$5,775

(1)	The amounts in this column consist of Company contributions allocated to the named executive officers’ accounts pursuant to the Company’s 401(k) Savings Plan. One hundred percent of the Company’s 2002 contribution was funded with shares of Common Stock valued at $40.87 per share, the closing price of the Common Stock on January 14, 2003, the date as of which the Company approved the contribution.

(2)	These bonuses were paid in January or February following the year indicated in accordance with the terms of the M.D.C. Holdings, Inc. Executive Officer Performance-Based Compensation Plan approved by the Company’s stockholders at the 1994 Annual Meeting (the “Executive Compensation Plan”). The amount of these bonuses is determined based on the Company’s “Adjusted Pre-Tax Return on Average Stockholder’s Equity” (as defined in the Executive Compensation Plan). Bonuses are not payable under the Executive Compensation Plan unless the Company’s Adjusted Pre-Tax Return on Average Stockholders’ Equity equals or exceeds 10%. In 2002, 20% of these bonuses, or $1,702,595 for each of the executives, was paid in the form of 46,494 shares of Common Stock in accordance with the Executive Compensation Plan. All of the 2001 bonuses were paid in cash. In 2000, 20% of these bonuses, or $1,260,877, was paid in the form of 38,104 shares of Common Stock.

(3)	In 2002, the Company granted restricted stock awards to 14 employees, including Messrs. Touff and Reece, pursuant to Restricted Stock Agreements effective November 18, 2002. The awards were valued at $33.65 per share, the closing price of the Common Stock on November 18, 2002. In 2001, the Company granted restricted stock awards to 12 employees, including Messrs. Touff and Reece, pursuant to Restricted Stock Agreements effective November 19, 2001. The awards were valued at $29.05 per share, the closing price of the Common Stock on November 19, 2001. In 2000, the Company granted restricted stock awards to 24 employees, including Messrs. Touff and Reece, pursuant to Restricted Stock Agreements effective December 1, 2000. The awards were valued at $29.25 per share, the closing price of the Common Stock on December 1, 2000. The restrictions on the vesting of the shares granted pursuant to the Restricted Stock Agreements lapse as to 25% of such shares each year, commencing on the first anniversary of the grant. All of the restrictions on vesting of the restricted shares lapse in the event of (1) the closing of a change in control transaction; (2) the employee’s termination of employment as a result of death or disability; or (3) the employee’s termination of employment by the Company other than for cause. As of December 31, 2002, Mr. Reece held 12,952 shares of unvested restricted stock with a value of $495,544 and Mr. Touff held 2,727 shares of unvested restricted stock with a value of $104,335.

(4)	See “Option Grants in Last Fiscal Year,” below.

(5)	The table has been adjusted to reflect the impact of the two 10% stock dividends distributed by the Company during 2001. Pursuant to the stock option plan under which the options were granted, as a result of the 10% stock dividends, the number of shares that may be acquired upon exercise of the options increased by 10% and the exercise price of unexercised options decreased by dividing the exercise price by 1.1 for each of the 10% stock dividends.

(6)	This includes $66,385 of taxable income recognized for personal use of the Company aircraft as authorized by resolution of the Board of Directors.

          N/A: Disclosure is not applicable under the Securities and Exchange Commission’s rules.

          Severance benefits for Messrs. Mizel and Mandarich are included in their employment agreements. Severance benefits for Messrs. Reece and Touff are included in their change in control agreements. See “Employment Agreements and Change in Control Agreements” below.

          The Company’s severance pay policy provides severance pay to eligible employees, including each of the named executive officers, whose employment is involuntarily terminated by the Company for reasons other than gross misconduct. Employees are eligible for severance pay under this policy if involuntarily terminated after 90 days of employment. The amount of severance pay under the policy is based on the length of service with the Company and payment of severance is conditioned upon execution of a release agreement with the Company. For each of the named executive officers (other than Messrs. Mizel and Mandarich, whose severance pay is provided for in their employment agreements), the amount of pay would be one week for each year of service to a maximum of 12 weeks, provided, however, the Compensation Committee of the Board of Directors may approve additional severance payments for situations involving management personnel.

Option Grants In Last Fiscal Year

     The table below provides information on option grants in fiscal 2002 to the named executive officers.

	Individual Grants

			Percent of Total			Potential Realizable Value at
	Number of Shares		Options Granted to			Assumed Annual Rates of Stock
	Underlying		Employees in Fiscal	Exercise	Expiration	Price Appreciation for
Name	Options		Year(3)	Price ($/Sh)	Date	Option Term

						5%	10%

Larry A. Mizel	125,000	(1)	11.51%	$33.65	11/18/07	$1,162,109	$2,567,958
	125,000	(2)	11.51%	$33.65	11/18/12	$2,645,288	$6,703,679
David D. Mandarich	125,000	(1)	11.51%	$33.65	11/18/07	$1,162,109	$2,567,958
	125,000	(2)	11.51%	$33.65	11/18/12	$2,645,288	$6,703,679
Paris G. Reece III	35,000	(1)	3.22%	$33.65	11/18/07	$325,391	$719,028
	35,000	(2)	3.22%	$33.65	11/18/12	$740,681	$1,877,030
Michael Touff	15,000	(1)	1.38%	$33.65	11/18/07	$139,453	$308,155

(1)	These options granted in 2002 are exercisable as to 25% on November 18, 2004, 25% on November 18, 2005 and 50% on November 18, 2006. The closing price of the Common Stock on the New York Stock Exchange on the date of the grants was $33.65.

(2)	These options granted in 2002 are exercisable as to 25% on November 18, 2005 and 75% on November 18, 2006. The closing price of the Common Stock on the New York Stock Exchange on the date of the grants was $33.65.

(3)	The Company granted options representing 1,085,500 shares of Common Stock to employees in fiscal 2002.

Aggregate Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values

     The table below provides information on option exercises in fiscal 2002 by the named executive officers and the value of such officers’ unexercised options at December 31, 2002.

	Shares				Value of Unexercised
	Acquired	Value	Shares Underlying Unexercised		In-the-Money Options
Name	on Exercise	Realized	Options at Fiscal Year End		at Fiscal Year End(1)

			Exercisable	Unexercisable	Exercisable	Unexercisable

Larry A. Mizel	121,000	$4,391,430	416,625	592,375	$8,192,360	$5,483,255
David D. Mandarich	85,803	$4,230,946	451,822	592,375	$9,207,793	$5,483,255
Paris G. Reece III	0	0	185,625	191,275	$3,932,588	$1,989,134
Michael Touff	0	0	77,825	66,975	$1,654,609	$783,336

(1)	The closing price of the Common Stock on December 31, 2002 on the New York Stock Exchange was $38.26.

Report of the Compensation Committee

     Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee and Performance Graph shall not be incorporated by reference into any such filing.

     The Compensation Committee of the Board of Directors of the Company (the “Committee”) is comprised solely of Directors who are not employees of the Company. The Committee oversees all employee compensation levels, including benefits, having a goal to maintain compensation levels that are comparable to the marketplace and in conformity with shareowner interests.

     There are three primary objectives of the Company’s executive compensation program. First, this program is designed to attract, retain and reward highly qualified executives. Second, the stock-based portion of the compensation program is designed to create and maintain a strong and direct link between executive pay, the Company’s financial performance and total returns to shareowners. Third, the Company’s compensation program is intended to address, among other things, the Committee’s concern that the Company’s highly experienced executives could be targeted by the Company’s competitors.

     The three main components of the Company’s executive compensation program are: base salary, annual performance-based incentive compensation and stock-based, long-term incentives. Base salaries for the Company’s executive officers, including the Chief Executive Officer, are set in order to enable the Company to retain its experienced and skilled executives. The Committee believes that the Company’s overall management costs are reasonably comparable to those of other major homebuilders, including those that are part of the Peer Group Index shown on the performance graph below.

     Base salaries are reviewed annually and adjusted based on individual performance, annual salary increases in the industry, local economic and employment conditions, the Company’s performance and the compensation paid for similar positions at comparable companies. The amount of annual performance-based incentive compensation for each of Messrs. Mizel and Mandarich is determined by formula under the Executive Compensation Plan approved by the shareowners, as described in footnote (2) to the Summary Compensation Table above. Annual grants of stock options, restricted stock or bonuses are based on individual performance and the role played by the recipient in achieving the Company’s results and objectives.

2002 Compensation

     The Committee considered the following factors in setting total compensation for 2002, including incentive compensation: the Company’s record net income, home closings, revenues, homebuilding and mortgage lending profits and mortgage loan originations; the issuance of 10-year, 7% senior notes; maintaining the Company’s position among the top quintile of the homebuilding industry in most financial performance criteria; additional coverage by Wall Street analysts; ratings upgrades of the Company’s senior notes to “investment grade” by Moody’s Investors Service and to “BB+” by Standard & Poor’s; the increase of the capacity of the Company’s homebuilding line of credit to $593,000,000; and the increase in the Company’s financial services line of credit to $175,000,000.

     The Company also maintains an annual bonus program for other officers and key management employees. Bonuses are intended to compensate management and other employees for the attainment of the Company’s annual financial performance goals and other criteria, as determined by the Committee. Because the Company met or exceeded the 2002 performance goals for these performance criteria, the Committee authorized the bonuses set forth in the summary compensation table for Messrs. Reece and Touff, the named executive officers other than Messrs. Mizel and Mandarich, whose bonus compensation is computed pursuant to the Executive Compensation Plan approved by the Company’s stockholders.

     The Committee also uses long-term, stock-based incentives in the form of stock options and grants of restricted stock to provide compensation to executive officers and other key employees that is linked directly to the performance of the Common Stock. In 2002, the Committee awarded stock options to acquire 1,085,500 shares of Common Stock to a total of 93 employees, including the named executive officers, and shares of restricted stock to 14 employees, including Messrs. Reece and Touff. These incentives are designed and intended to link management and shareowner interests and to motivate executives to make long-term decisions and investments that will serve to increase the long-term total return to shareowners. Vesting requirements contained in the option grants and restricted stock award agreements serve as an additional long-term incentive to retain key officers and other employees.

CEO Compensation

     Mr. Mizel’s base salary for 2002 of $1,000,000 was based on the factors described below. The Committee ratified a bonus of $8,512,976 for Mr. Mizel for 2002 in accordance with the terms of the Executive Compensation Plan approved by the Company’s stockholders.

     The Committee approved Mr. Mizel’s 2002 base salary based on the following factors, in order of importance to the Committee: (i) achieving the Company’s goal of continuing to be in the top quintile of the homebuilding industry in most financial performance measures; (ii) the Company’s record operating results during 2001; (iii) the increases of the Company’s homebuilding line of credit and mortgage warehousing line; (iv) additional coverage by Wall Street analysts; and (v) credit rating agency upgrades. The Committee approved the grant of stock options to Mr. Mizel for 2002 based on the factors set forth above under “2002 Compensation.”

     The primary financial performance improvements on which the Committee relied in determining Mr. Mizel’s 2002 base salary were the increase in the Company’s operating earnings per share in 2001 and the Company’s ranking as one of the top homebuilders in many financial performance measures.

COMPENSATION COMMITTEE

Steven J. Borick, Chairman William B. Kemper Herbert T. Buchwald

Performance Graph

     Set forth below is a graph comparing the yearly change in the cumulative total return of the Common Stock with the cumulative total return of the Standard & Poor’s 500 Stock Index and with that of a peer group of other homebuilders over the five-year period ending on December 31, 2002.

     It is assumed in the graph that $100 was invested (1) in the Company’s Common Stock; (2) in the stocks of the companies in the Standard & Poor’s 500 Index; and (3) in the stocks of the peer group companies just prior to the commencement of the period and that all dividends received within a quarter were reinvested in that quarter. The peer group index is composed of the following companies: Beazer Homes USA, Inc., Centex Corporation, D.R. Horton Inc., Hovnanian Enterprises, Inc., KB Home, Lennar Corporation, M/I Schottenstein Homes, Inc., NVR, Inc., Pulte Corporation, The Ryland Group, Inc., Standard Pacific Corp., and Toll Brothers, Inc.

     The stock price performance shown on the following graph is not indicative of future price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN
OF MDC COMMON STOCK, THE S&P 500 INDEX
AND A SELECTED PEER GROUP

			FIVE YEAR PLOT POINTS

	12/31/1997	12/31/1998	12/31/1999	12/31/2000	12/31/2001	12/31/2002

M.D.C. Holdings, Inc.	$100.00	$143.13	$106.22	$225.78	$315.97	$322.36
Weighted Avg. Peer Group	$100.00	$130.77	$96.14	$192.58	$274.10	$361.31
S&P 500	$100.00	$126.67	$151.40	$136.05	$118.31	$90.66

Report of the Audit Committee

     Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Audit Committee shall not be incorporated by reference into any such filing.

     The Audit Committee operates under a written charter adopted by the Board of Directors in fiscal 2000 and amended by the Board on September 24, 2001. Each member of the Audit Committee is independent in the judgment of the Company’s Board of Directors and in compliance with the listing standards of the New York Stock Exchange. The Audit Committee met 11 times during 2002.

     Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s outside auditors, Ernst & Young LLP, are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes, as described in the Audit Committee Charter.

     The Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2002 with the Company’s management. The Audit Committee has discussed with the Company’s outside auditors the matters required to be discussed pursuant to the Charter and by Statement of Auditing Standards No. 61 (Communications with Audit Committees).

     The Audit Committee has received the written disclosures and the letter from the Company’s outside auditors required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees and has discussed with the auditors their independence status.

     Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

William B. Kemper, Chairman Steven J. Borick Herbert T. Buchwald

EMPLOYMENT AGREEMENTS AND
CHANGE IN CONTROL AGREEMENTS

Employment Agreements

     Mr. Mizel and Mr. Mandarich (each an “Executive” or together the “Executives”) each entered into an Employment Agreement with the Company effective October 1, 1997, and restated as of February 26, 2002 (the “Employment Agreements”). The Employment Agreements provide for each Executive’s continued employment by the Company: Mr. Mizel as Chairman and Chief Executive Officer, and Mr. Mandarich as President and Chief Operating Officer. The “Initial Term” of each Employment Agreement continued through September 30, 2002. Unless either the Company on the one hand or either Executive on the other hand elects by notice in writing delivered to the other at least six months prior to the expiration of the Initial Term or any extension thereof, such term shall be extended automatically for two additional years, subject to earlier termination by either Executive’s voluntary resignation or otherwise as provided pursuant to the terms of the

Employment Agreement (the “Employment Term”). Neither the Company nor either Executive has delivered notice to terminate an Employment Agreement.

     Pursuant to the Employment Agreements, the Executives’ base salaries (“Base Salaries”) are subject to annual review by the Board of Directors. Messrs. Mizel and Mandarich also are to be paid incentive compensation pursuant to the Executive Compensation Plan (“Annual Incentive Compensation”) and long-term incentive compensation pursuant to the Company’s Employee Equity Incentive Plan and any successor or supplementary plans (the “Equity Plans”).

     Each Executive will be entitled to a retirement benefit under the Employment Agreement. Mr. Mizel’s retirement benefit required that he remained employed by the Company through September 30, 1999, and Mr. Mandarich’s required that he remained employed by the Company through September 30, 2002, in each case unless such employment was terminated by the Company without cause, in the event of the Executive’s death or total disability or if the Executive elected to terminate his employment upon a “Change in Control” or because of a “Material Change” (as those terms are described below). The retirement benefit shall be equal to 70% of the Executive’s highest Base Salary during the final three years of the Employment Term and shall be payable for the duration of the Executive’s life. In addition, the Employment Agreements provide for medical insurance benefits, reimbursement of certain expenses, and entitle each of the Executives to participate in the Company’s benefit plans. If Mr. Mizel and Mr. Mandarich each retired at the end of 2002, their annual retirement benefits would approximate $700,000 and $581,000, respectively.

     Messrs. Mizel and Mandarich may be terminated for cause, as defined in the Employment Agreements. If an Executive is terminated without cause (including the Company’s election not to extend the term of the Employment Agreement) during the Employment Term, he will be entitled to receive (i) an amount equal to the aggregate Base Salary earned by the Executive during the three years prior to such termination, plus (ii) an amount equal to 300%, for Mr. Mizel, and 200%, for Mr. Mandarich, of the Annual Incentive Compensation paid for the year prior to termination, and (iii) the retirement benefits payable under the Employment Agreement commencing on the date of termination. In addition, in the event of termination without cause, each Executive’s options and other rights under the Equity Plans shall vest immediately and the Executive and his spouse and dependents shall be entitled to continued medical benefits.

     If a Change in Control occurs, all options, dividend equivalents and other rights granted to Executives under the Equity Plans and any other Company plans shall be accelerated and become exercisable immediately prior to the occurrence of the transaction giving rise to the Change in Control.

     Within two years after a Change in Control or a Material Change, the Executive may terminate his employment, if not already terminated by the Company. In the event of such termination or a termination of employment by the Company without cause upon or within two years following a Change in Control, then (A) each Executive shall receive the amounts payable in the event the Executive’s employment were terminated without cause as described above, (B) with respect to the retirement benefit, either (1) the Company shall establish and fund an irrevocable grantor trust in conformance with the model trust set forth in IRS Revenue Procedure 92-64, or (2) the Company shall, if it so elects, pay to the Executive, in a lump sum cash payment, the amount that otherwise would be required to be contributed to such trust.

     If the amounts payable upon the occurrence of a Change in Control or Material Change, either alone or together with any other payments which the Executive has the right to receive, would be subject to an excise tax as an “excess parachute payment” under Section 4999 of the Internal Revenue Code, each Executive agrees in his Employment Agreement that such aggregate amounts shall be paid in annual installments over the shortest period of time over which such aggregate amounts may be paid and not be treated as “excess parachute payments” under Section 4999.

     For purposes of this description of the Employment Agreements, a “Change in Control” shall occur if:

          (i) a report on Schedule 13D is filed with the Securities and Exchange Commission disclosing that any person, other than the Company or any employee benefit plan sponsored by the Company, or any director of the Company as of the date of the Employment Agreements, or affiliate of such director, is the beneficial owner, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the then-outstanding securities of the Company;

          (ii) any person, other than the Company or any employee benefit plan sponsored by the Company or any director of the Company as of the date of the Employment Agreements, or affiliate of such director, shall purchase securities pursuant to a tender offer or exchange offer to acquire any Common Stock of the Company (or securities convertible into Common Stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner of twenty percent (20%) or more of the combined voting power of the then-outstanding securities of the Company;

          (iii) the shareowners of the Company shall approve: (A) any consolidation or merger of the Company (1) in which the Company is not the continuing or surviving corporation; or (2) pursuant to which shares of Common Stock of the Company would be converted into cash, securities or other property; or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or

          (iv) there shall have been a change in a majority of the members of the Board of Directors of the Company within a twelve month period, unless the election or nomination for election by the Company’s shareowners of each new director during such twelve month period was approved by the vote of two-thirds of the directors then still in office who were directors at the beginning of such twelve month period.

     For purposes of the Employment Agreements, a “Material Change” shall occur if:

          (i) the Company makes any of certain specified adverse changes in an Executive’s reporting relationship, titles, functions, duties or responsibilities from those that the Executive occupied on October 1, 1997 or, if the Employment Agreements have been renewed or extended, the date of the last renewal or extension;

          (ii) the Company assigns or reassigns the Executive (without his written permission) to another place of employment;

          (iii) the Company reduces the Executive’s Base Salary, Annual Incentive Compensation or long-term incentive compensation or the manner in which such compensation is determined, or retirement benefits, unless such reduction similarly applies to all “Senior Executive Officers of the Company,” as defined in the Employment Agreements, or the Company breaches the terms of the Employment Agreements; provided, however, that nothing in this clause (iii) shall be construed to permit the Company to reduce either Executive’s retirement benefit, as provided in the Employment Agreements, in any event, and regardless of whether such reduction would similarly apply to all Senior Executive Officers of the Company; or

          (iv) a purchaser of all or substantially all of the Company’s assets or any successor or assignee of the Company fails to assume the Employment Agreements.

Certain Other Change in Control Agreements

     Messrs. Reece and Touff have entered into change in control Agreements with the Company (the “Agreements”)*. The Agreements are effective January 26, 1998 and terminate on the earlier of termination of the employee’s employment or December 31, 2003. Unless either party elects by notice in writing delivered to the other by September 30, 2003, or at least 90 days prior to December 31 of each subsequent year, the term of the Agreement will be renewed automatically for successive one-year terms. In addition, if an Agreement has not been terminated prior to a “Change in Control” (as defined below), upon a Change in Control, the term of an Agreement shall extend automatically for two years.

     For purposes of the Agreements, the definition of “Change in Control” is generally the same as the definition of “Change in Control” in the description of the Employment Agreements as described above.

     For purposes of the Agreements, a “Change in Control Event” occurs if a Change in Control is followed by a “Material Change” within two years. A Material Change is defined in the Agreements to occur if the employee’s employment is terminated without “cause” (as defined in the Agreements) or if any of the events set forth under the definition of “Material Change” described above with respect to the Employment Agreements takes place, taking into account the titles, positions and reporting relationships of Messrs. Reece or Touff.

     Pursuant to the Agreements, if a Change in Control Event occurs, the employee may elect within 90 days after the Change in Control Event to terminate the employee’s employment, if not previously terminated by the Company, and to receive a Change in Control payment. The Change in Control payment equals two times the sum of the employee’s Base Salary, in effect immediately prior to the Change in Control Event, plus the amount of the employee’s last regular annual bonus, provided that the amount of such annual bonus shall not exceed 50% of the employee’s annual Base Salary in effect immediately prior to the Change in Control Event.

     If a Change in Control as defined above occurs, all options, dividend equivalents and other rights granted to the employee under any Company equity incentive plan shall be accelerated and become exercisable immediately prior to the closing of the Change in Control. If the Change in Control is not consummated, the employee’s election to exercise such options and other rights shall be of no effect and the employee’s options shall remain subject to their original restrictions.

     Any amounts payable pursuant to the Agreement are in addition to any payments otherwise payable to the employee pursuant to any agreement, plan or policy of the Company. If the amounts payable upon the occurrence of a Change in Control Event, either alone or together with other payments which the employee has the right to receive, would be subject to an excise tax as a “excess parachute payment” under Section 4999 of the Internal Revenue Code, each employee agrees in the Agreement that such aggregate amounts shall be paid in annual installments over the shortest period of time over which such amounts may be paid and not be treated as “excess parachute payments” under Section 4999.

*Certain other employees of the Company (the “Covered Employees”) have been provided change in control agreements containing the same terms and conditions as the Agreements described above for Messrs. Reece and Touff, taking into account the respective titles, positions and reporting relationships of the other Covered Employees and with changes to certain other provisions. If the agreements for the Covered Employees have not been terminated prior to a Change in Control, upon a Change in Control, the term of the agreements for the other Covered Employees shall extend automatically for one year, rather than two years as in the cases of Messrs. Reece and Touff. The Change in Control payment for a Covered Employee would equal the sum of the Covered Employee’s Base Salary in effect immediately prior to the Change in Control Event plus an amount equal to the Covered Employee’s last regular annual bonus, provided that the amount of such bonus shall not exceed 50% of the Covered Employee’s annual Base Salary in effect immediately prior to the Change in Control Event.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company leases its headquarters office space. Approximately 7,000 square feet in the Company’s Denver office building is subleased by various affiliates of Mr. Mizel, for which they collectively paid rent, including for parking, to the Company of approximately $135,849 in 2002. In addition, Mr. Mizel owns a building that is leased to the Company for which the Company paid Mr. Mizel rent and common area fees of $78,653 in 2002.

     Effective October 1, 1998, the Company entered into a two-year agreement with Gilbert Goldstein, P.C., of which Gilbert Goldstein, a Director of the Company, is the sole shareholder. Pursuant to the agreement, Mr. Goldstein acts as a consultant to the Company on legal matters. In return, the Company (i) from October 1, 1998 through September 30, 1999, paid Mr. Goldstein’s firm $18,000 per month for a minimum of 25 hours per week in legal services and, from October 1, 1999 through September 30, 2000, paid Mr. Goldstein’s firm $15,000 per month for a minimum of 20 hours per week in legal services; (ii) from October 1, 1998 through September 30, 1999, paid Mr. Goldstein’s firm $180 per hour for services performed in excess of 100 hours in any month; (iii) from October 1, 1999 through September 30, 2000, paid Mr. Goldstein’s firm $180 per hour for services performed in any month in excess of 80 hours; (iv) from October 1, 2000 through September 30, 2001 paid Mr. Goldstein’s firm $180 per hour for services performed in any month in excess of 80 hours; (v) provides office space with an estimated annual rental value of $17,110 in the Company's leased office space; (vi) provides one full-time secretary (in 2002, this secretary received a salary of approximately $30,000 plus benefits); and (vii) reimburses actual expenses incurred related to services provided. In the event that Mr. Goldstein retires from the practice of law, becomes disabled or dies during the term of the agreement, the Company will pay to Mr. Goldstein or his estate $7,000 per month during the remaining term of the agreement. Payment of $180,000 was made directly to Mr. Goldstein’s firm in 2002 for services performed. In October 2000, the agreement with Mr. Goldstein’s firm was amended to extend the term of the agreement until September 30, 2002. In October, 2001, the agreement was amended to extend the term until September, 2003.

     During 2002, the Company paid a firm owned by Carol Mizel, Mr. Mizel’s wife, $240,000 for consulting services in connection with corporate and consumer marketing, merchandising, design work, human resources development, product development, and such other matters as were requested by the Company’s senior management.

     On April 12, 1995, the Company’s Board of Directors adopted the Option Purchase Program. The purpose of the Option Purchase Program is to permit the Company’s key executive officers to increase their ownership of Common Stock and more closely align their interests with those of the Company’s other shareowners by facilitating the exercise of options that would expire. Pursuant to the Option Purchase Program, prior to November 4, 1997, Messrs. Mizel and Mandarich each were able to borrow up to $810,000 and Mr. Reece could borrow up to $243,000 for the purpose of paying two-thirds of the sum of the exercise price of options exercised and federal and state income taxes due (up to a maximum aggregate tax rate of 45%) as a result of the exercise of the options. On November 4, 1997 the Company’s Board of Directors adopted Amendment Number 1 to the Option Purchase Program. This amendment added Michael Touff as an eligible participant to the program and increased the amount that each of Messrs. Mizel and Mandarich may borrow to $1,000,000 and the amount that each of Messrs. Reece and Touff may borrow to $300,000. All borrowings under the Option Purchase Program are secured by a pledge of 100% of the stock acquired upon exercise (with a pro-rata release of collateral upon payment of principal), are full recourse to the borrower and bear interest at the average one-month LIBOR plus 1%, adjusted monthly. Principal and accrued interest are payable on April 1st of each year based on a 10-year amortization. Additional principal is due on each April 1st in an amount required to reduce the outstanding aggregate principal amount of the loans under the Option Purchase Program to each borrower in an amount depending on each borrower’s maximum permitted borrowings. The unpaid principal balance is due on the earlier of: (i) the fifth anniversary of the loan; (ii) 90 days after the borrower’s employment with the Company has been terminated for cause; or (iii) one year after the borrower’s employment with the Company has been terminated other than for cause.

     On January 1, 2000, the Company’s Board of Directors adopted the 2000 Executive Option Purchase Program (the “2000 Program”). The purpose and application of the 2000 Program is identical to the Option Purchase Program and provides benefits to the same participants. However, under the 2000 Program, Messrs. Mizel and Mandarich each may borrow up to $2,000,000 and Messrs. Reece and Touff each may borrow up to $500,000.

     The following table shows, as of December 31, 2002, the number of shares exercised, the date of borrowings, and the principal and interest due as of that date for each loan outstanding for the executive officers who have participated in the Option Purchase Program and the 2000 Program:

	Number of			Accrued
	Shares	Date of	Note Balance	Interest at
Borrower	Exercised	Note	at 12/31/02	12/31/02

David D. Mandarich	175,000	5/19/98	$120,000	-0-
David D. Mandarich	100,000	2/07/00	$676,651	-0-
Paris G. Reece III	50,000	3/24/99	$201,821	-0-

     In light of Section 402 of the Sarbanes-Oxley Act of 2002, the Company’s Board of Directors determined in August of 2002 that no further loans would be permitted under these programs and that no modifications would be authorized to existing loans until further action of the Board of Directors.

     In the ordinary course of its business, HomeAmerican originates mortgage loans to Company employees, including officers. Substantially all of the mortgage loans originated by HomeAmerican are sold to investors within 40 days of origination. Mortgage loans originated for Company employees are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collection or present other unfavorable features.

HOLDERS OF FIVE PERCENT OR MORE OF VOTING SHARES
OF THE COMPANY AND OWNERSHIP OF MANAGEMENT

     The table below sets forth those persons known by the Company to have owned beneficially 5% or more of the outstanding shares of Common Stock individually and the number of shares beneficially owned by the Company’s named officers individually and by all of the Company’s officers and Directors as a group, each as of February 5, 2003. The information as to beneficial ownership is based upon statements furnished to the Company by such persons. Information with respect to the beneficial ownership of shares of Common Stock held by each of the Directors of the Company, two of whom beneficially own more than 5% of the outstanding shares of Common Stock, is set forth in “Election of Directors” above.

	Number of Shares of
	Common Stock Owned		Percent
Name and Address of Beneficial Owner(1)	Beneficially		of Class(2)

Bank of America Corporation and affiliates 100 North Tryon Street Charlotte, NC 28255	2,755,072	(3)	10.4%

Greenlight Capital, LLC and affiliates 420 Lexington Avenue, Suite 1740 New York, NY 10170	2,612,382	(4)	9.9%

Wellington Management Company, LLP 75 State Street Boston, MA 02109	1,789,923	(5)	6.8%

Vanguard Windsor Funds — Vanguard Windsor Fund 100 Vanguard Boulevard Malveen, PA 19355	1,742,783	(6)	6.6%

Paris G. Reece III 3600 S. Yosemite St., #900 Denver, CO 80202	311,903	(8)	1.2%

Michael Touff 3600 S. Yosemite St., #900 Denver, CO 80202	143,942	(9)	*

All executive officers and directors as a group (9 persons)	8,328,428		29.8%

*	Less than 1%.

(1)	The address of Messrs. Mizel and Mandarich, the Directors who beneficially own more than 5% of the outstanding shares of Common Stock is 3600 South Yosemite Street, Suite 900, Denver, Colorado 80237. (See “Election of Directors” above).

(2)	Based on 26,509,000 shares outstanding at February 5, 2003. In calculating the percentage of ownership, all shares of Common Stock the identified person or group had the right to acquire within 60 days of the Record Date by the exercise of options are deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by such person or group but are not deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by any other person.

(3)	Based upon information in Schedule 13G filed with the Commission on January 13, 2003, Bank of America Corporation exercises sole voting power over none of these shares, shared voting power over 2,457,620 shares and shared dispositive power over all such shares.

(4)	Based upon information in Schedule 13G/A filed with the Commission on October 15, 2002, Greenlight Capital, L.L.C. exercises sole voting power and sole dispositive power over all such shares.
(5)	Based upon information in Schedule 13G/A dated February 14, 2003, Wellington Management Company, LLP exercises sole voting power over none of these shares, shared voting power over 18,840 shares and shared dispositive power over all such shares.

(6)	Based upon information in a Schedule 13G/A dated January 23, 2003, Vanguard Windsor Funds — Vanguard Windsor Fund exercises sole voting power and shared dispositive power over all such shares.

(7)	Based upon information in Schedule 13G/A dated February 3, 2003, Dimensional Fund Advisors Inc. exercises sole voting power and sole dispositive power over all such shares. In the Schedule 13G/A, Dimensional Fund Advisors, Inc. states that it has ceased to be the beneficial owner of more than five percent of the Common Stock.

(8)	Includes 185,625 shares of Common Stock that Mr. Reece has the right to acquire within 60 days of the Record Date by the exercise of stock options at prices ranging from $9.41 to $29.05 per share.

(9)	Includes 77,825 shares of Common Stock that Mr. Touff has the right to acquire within 60 days of the Record Date by the exercise of stock options at prices ranging from $9.41 to $29.05 per share.

     No change in control of the Company has occurred since the beginning of the last fiscal year. The Company knows of no arrangement the operation of which may, at a subsequent date, result in a change in control of the Company.

     The Company’s executive officers and Directors are required under Section 16(a) of the 1934 Act to file initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission, the New York Stock Exchange, Inc. and the Pacific Stock Exchange, Inc. Copies of those reports also must be furnished to the Company. Based solely upon a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during the year ended December 31, 2002, all such reports were filed on a timely basis.

AMENDMENT OF M.D.C. HOLDINGS, INC.
2001 EQUITY INCENTIVE PLAN

General

     The Board of Directors recommends that the Company’s shareowners approve an amendment to the M.D.C. Holdings, Inc. 2001 Equity Incentive Plan (the “Equity Incentive Plan”). The amendment would provide that an additional 1,000,000 shares of Common Stock be authorized for issuance under the Equity Incentive Plan. Pursuant to the terms of the Equity Incentive Plan, the maximum number of shares so authorized will be increased annually by 10% of the then authorized shares of Common Stock under the Equity Incentive Plan. The amendment was approved by the Company’s Board of Directors on January 30, 2003, subject to approval of the Company’s shareowners at the Meeting.

     The amendment is proposed to allow for the continuation of grants of options and other awards to the growing number of employees of the Company. A copy of the amendment is attached as Exhibit A.

     The following is a summary of the material features of the Equity Incentive Plan, a copy of which is attached as Exhibit B.

Description Of The Equity Incentive Plan

     The purpose of the Equity Incentive Plan is to provide those employees who are selected for participation with added incentives to continue in the long-term service of the Company and to give those employees a more direct interest in the future success of the operations of the Company by connecting incentive compensation to increases in shareholder value and aligning the employees’ interests with the interests of the Company’s shareholders. The Equity Incentive Plan is also designed to help the Company attract, retain and motivate the most qualified employees.

     The Equity Incentive Plan provides for the grant of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, stock units and other stock grants to employees of the Company. The maximum number of shares of Common Stock that was initially authorized for awards under the Equity Incentive Plan was 2,200,000 (restated for the December 28, 2001 stock dividend). The authorized amount is increased automatically on each succeeding annual anniversary of the adoption of the Equity Incentive Plan by the Board by an amount equal to 10% of the then authorized shares under the Equity Incentive Plan. The maximum number of shares that may be subject to incentive stock options is 2,200,000 (restated for the December 28, 2001 stock dividend). The maximum number of shares subject to one or more awards that can be granted to any employee in the form of options or stock appreciation rights under the Equity Incentive Plan in any calendar year is 2,200,000 (restated for the December 28, 2001 stock dividend). The number of shares subject to such limitations is subject to adjustment on account of stock splits, stock dividends and other changes in the Common Stock. Shares of Common Stock covered by unexercised non-qualified or incentive stock options that expire or terminate, together with shares of Common Stock that are forfeited pursuant to a restricted stock grant or any other award (other than an option) under the Equity Incentive Plan or that are used to pay withholding taxes or the option exercise price, will again be available for grants under the Equity Incentive Plan. As of the Record Date, the fair market value of one share of Common Stock was $37.54.

     Participation. The Equity Incentive Plan provides that awards may be made to employees who are performing, or in the judgment of the Compensation Committee of the Board (the “Committee”) will perform, vital services in the management, operation and development of the Company, and significantly contribute or are expected to significantly contribute to the achievement of long-term Company economic objectives. It is expected that most, if not all, of the Company’s employees will be eligible to receive grants under the Equity Incentive Plan. As of January 31, 2003, the Company had approximately 2,270 employees. Members of the Board who are not employees are not eligible to receive awards under the Equity Incentive Plan.

     Administration. The Equity Incentive Plan is administered by the Committee. To the extent possible, the Committee is intended to be structured at all times so that it satisfies the “non-employee director” requirement of Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and the similar requirement of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) with respect to grants to employees whose compensation is subject to Section 162(m) of the Code. The Committee has discretion to determine the employees to whom awards may be granted under the Equity Incentive Plan and the manner in which such awards will vest. Options, stock appreciation rights, restricted stock and stock units may be granted by the Committee to employees in such numbers and at such times during the term of the Equity Incentive Plan as the Committee shall determine, subject to the limitations set forth above. In granting options, stock appreciation rights, restricted stock and stock units, the Committee will take into account such factors as it may deem relevant in order to accomplish the Equity Incentive Plan’s purposes, including one or more of the following: the extent to which performance goals have been met, the duties of the respective employees, and their present and potential contributions to the Company’s success.

     The Committee may delegate to specified officers of the Company the power and authority to grant awards to specified groups of employees, subject to any restrictions or conditions that the Committee imposes. However, the

Committee may not delegate the authority to grant awards with respect to any employee who is subject to Section 16(b) of the Exchange Act. To the extent that the Committee has delegated authority to grant awards to specified officers, the references to the Committee’s exercise of discretion or decision-making in the remainder of this description include the specified officers.

     Exercise of Options. The Committee determines the exercise price for each option; however, incentive stock options must have an exercise price that is at least equal to the fair market value of the Common Stock on the date the incentive stock option is granted (or at least equal to 110% of fair market value in the case of an incentive stock option granted to an employee who owns Common Stock having more than 10% of the total voting power of all classes of stock of the Company). An option holder may exercise an option by written notice and payment of the exercise price (i) in cash, (ii) by certified check, cashier’s check or other check acceptable to the Company, (iii) by the surrender of a number of shares of Common Stock already owned by the option holder for at least six months with a fair market value equal to the exercise price, or (iv) through a broker’s transaction (also known as a “cashless exercise” or “same-day sale” transaction) by directing the broker to sell all or a portion of the Common Stock to pay the exercise price or make a loan to the option holder to permit the option holder to pay the exercise price.

     In light of the Sarbanes-Oxley Act of 2002, the Company currently is not making “cashless exercise” or “same-day sale” transactions available to its executive officers (nor to it directors under the M.D.C. Holdings, Inc. Stock Option Plan for Non-Employee Directors).

     Option holders who are subject to the withholding of federal and state income tax as a result of exercising an option may, with the approval of the Committee, satisfy the income tax withholding obligation through the withholding of a portion of the Common Stock to be received upon exercise of the option. Options, stock appreciation rights, stock units and restricted stock awards granted under the Equity Incentive Plan generally are not transferable other than by will or by the laws of descent and distribution; however, the Committee may provide at the time of the grant of a non-qualified option or thereafter that the holder may transfer the non-qualified option to an immediate family member, a trust of which the only beneficiaries are immediate family members, a partnership of which the only partners are immediate family members or trusts for the sole benefit of immediate family members, a corporation of which the only shareholders are immediate family members, a limited liability company of which the only members are immediate family members, or to any other entity which is solely owned by immediate family members.

     Option Term. The Committee determines (1) the term of each option, which shall be no longer than ten years (five years in the case of an incentive stock option granted to an employee who owns Common Stock having more than 10% of the total voting power of all classes of stock of the Company); and (2) the period during which the option may be exercised following termination of employment.

     If the Committee does not specify a period following employment termination during which the option can be exercised, the following provisions will apply. If the option holder’s services are terminated for cause, as determined by the Committee, the option terminates immediately. For this purpose, cause includes willful misconduct, willful failure to perform the option holder’s duties, insubordination, theft, dishonesty, conviction of a felony or any other willful conduct that is materially detrimental to the Company or such other conduct as the Committee determines in good faith reasonably to be cause for the option holder’s discharge. If the option holder becomes disabled, (unless the Committee determines otherwise) the option may be exercised for one year after the option holder terminates employment on account of disability. If the option holder dies during employment or in the one-year period referred to in the preceding sentence or in the period referred to in the following sentence, the option may be exercised for one year after the option holder’s death by those empowered to do so under (unless the Committee determines otherwise) the option holder’s will or under applicable law. If the option holder terminates employment for any reason other than cause, disability, or death, an incentive stock option may be exercised for three months after termination of employment and a non-qualified stock option may be exercised for one year after termination of employment. In all cases, the option can be exercised only to the extent it is vested at the time of termination of employment and only to the extent it has not otherwise expired.

     Restricted Stock. The Committee may grant a Participant a number of shares of restricted stock as determined by the Committee in its sole discretion. Grants of restricted stock may be subject to such restrictions, including for example, continued employment with the Company for a stated period of time or the attainment of performance goals and objectives, as determined in the discretion of the Committee. The restrictions may vary among awards and participants. If a participant dies or becomes disabled or retires pursuant to the Company’s retirement policy, the restricted stock will become fully vested as to a pro rata portion of each award based on the ratio of the number of months of employment completed at termination of employment from the date of the award to the total number of months of employment required for each award to become fully vested. The remaining portion of the restricted stock will be forfeited. If a participant terminates employment for any other reason, all unvested shares of restricted stock will be forfeited.

     Stock Units. The Committee may grant stock units to participants. The Committee determines the number of stock units to be granted, the goals and objectives to be satisfied, the time and manner of payment, and any other terms and conditions applicable to the stock units.

     Stock Appreciation Rights. The Committee may grant stock appreciation rights to participants, either separately or in tandem with the grant of options. The Committee determines the period during which a stock appreciation right may be exercised and the other terms and conditions applicable to the stock appreciation rights. Upon exercise of a stock appreciation right, a participant is entitled to a payment equal to the number of shares of Common Stock as to which the stock appreciation right is exercised times the excess of the fair market value of one share of Common Stock on the date the stock appreciation right is exercised over the fair market value of one share of Common Stock on the date the stock appreciation right was granted. The amount may be paid in shares of Common Stock, in cash, or in a combination of cash and Common Stock as determined in the discretion of the Committee. The value of a fractional share shall be paid in cash. Upon termination of employment, stock appreciation rights are exercisable in the same manner as options. See, “Option Term,” above. If a stock appreciation right is granted in tandem with an option, exercise of the stock appreciation right or the option will result in an equal reduction in the number of shares subject to the corresponding option or stock appreciation right.

     Other Stock Grants. The Committee may award stock bonuses to such participants, subject to such conditions and restrictions, as it determines in its sole discretion. Stock bonuses may be outright grants or may be conditioned on continued employment or attainment of performance goals as determined in the discretion of the Committee. The Board may, in its sole discretion, establish other incentive compensation arrangements pursuant to which participants may acquire Common Stock or provide that other incentive compensation will be paid in Common Stock under the Equity Incentive Plan.

     Corporate Reorganization/Change in Control. In the event of a “Corporate Transaction,” the Committee shall take one or a number of actions with respect to outstanding awards, such as providing that any or all awards under the Equity Incentive Plan shall immediately vest; providing that any or all stock units shall become payable; providing for the assumption or substitution of any or all awards by a successor or purchaser; or taking any other actions permitted under the Equity Incentive Plan. A “Corporate Transaction” includes (i) the merger or consolidation of the Company with or into another corporation or other reorganization (other than a bankruptcy reorganization) of the Company (other than a reorganization, merger or consolidation in which the Company is the continuing company and that does not result in any change in the outstanding shares of Common Stock), (ii) the sale of all or substantially all of the assets of the Company (other than a sale in which the Company continues as a holding company of an entity that conducts the business formerly conducted by the Company), (iii) the dissolution or liquidation of the Company, or (iv) a “change in control” of the Company. A “change in control” occurs if (a) a report on Schedule 13D is filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Exchange Act disclosing that any person (within the meaning of Section 13(d) of the Exchange Act), other than the Company (or one of its subsidiaries) or any employee benefit plan sponsored by the Company (or one of its subsidiaries), or any director of the Company, or an affiliate of such director, is the beneficial owner, directly or indirectly, of 50 percent or more of the combined voting power of the then-outstanding securities of the Company; (b) any person (within the meaning of Section 13(d) of the Exchange Act), other than the Company (or one of the subsidiaries) or any employee benefit plan sponsored by the Company (or one of its subsidiaries), or any director of the Company, or an affiliate of such director, shall purchase securities, pursuant to a tender offer or exchange offer to acquire any common stock of the Company (or securities convertible into common stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50 percent or more of the combined voting power of the then-outstanding securities of the Company (as determined under paragraph (d) of Rule 13d-3 under the Exchange Act, in the case of rights to acquire common stock); (c) the stockholders of the Company shall approve (A) any consolidation or merger of the Company (1) in which the Company is not the continuing or surviving corporation, or (2) pursuant to which shares of common stock of the Company would be converted into cash, securities or other property, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or (d) there shall have been a change in a majority of the members of the Board within a twelve month period, unless the election or nomination for election by the Company’s stockholders of each new director during such twelve month period was approved by the vote of two-thirds of the directors then still in office who were directors at the beginning of such twelve month period.

     Amendment and Termination. The Committee may amend the Equity Incentive Plan in any respect at any time provided that shareholder approval is obtained when necessary or desirable, but no amendment can impair any option, stock appreciation right, award or unit previously granted or deprive an option holder, without his or her consent, of any Common Stock previously acquired. The Equity Incentive Plan will terminate on March 26, 2011, unless sooner terminated by the Board.

     Federal Income Tax Consequences of Exercise of Options Under the Equity Incentive Plan. When a non-qualified stock option is granted, there are no income tax consequences for the option holder or the Company. When a non-qualified stock option is exercised, in general, the option holder recognizes compensation equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. If, however, the sale of the Common Stock at a profit would subject the option holder to liability under Section 16(b) of the Exchange Act (“Section 16(b)”), the option holder will recognize compensation income equal to the excess of (i) the fair market value of the Common Stock on the earlier of the date that is six months after the date of exercise or the date the option holder can sell the Common Stock without Section 16(b) liability over (ii) the exercise price. The option holder can make an election under section 83(b) of the Code to measure the compensation as of the date the non-qualified option is exercised. The compensation recognized by an employee is subject to income tax withholding. The Company is entitled to a deduction equal to the compensation recognized by the option holder for the Company’s taxable year that ends with or within the taxable year in which the option holder recognized the compensation, assuming the compensation amounts satisfy the ordinary and necessary and reasonable compensation requirements for deductibility.

     When an incentive stock option is granted, there are no income tax consequences for the option holder or the Company. When an incentive option is exercised, the option holder does not recognize income and the Company does not receive a deduction. The option holder, however, must treat the excess of the fair market value of the Common Stock on the date of exercise over the exercise price as an item of adjustment for purposes of the alternative minimum tax. If the option holder makes a “disqualifying disposition” of the Common Stock (described below) in the same taxable year the incentive stock option was exercised, there are no alternative minimum tax consequences.

     If the option holder disposes of the Common Stock after the option holder has held the Common Stock for at least two years after the incentive stock option was granted and one year after the incentive stock option was exercised, the amount the option holder receives upon the disposition over the exercise price is treated as capital gain for the option holder. The Company is not entitled to a deduction. If the option holder makes a “disqualifying disposition” of the Common Stock by disposing of the Common Stock before it has been held for at least two years after the date the incentive option was granted and one year after the date the incentive option was exercised, the option holder recognizes compensation income equal to the excess of (i) the fair market value of the Common Stock on the date the incentive option was exercised or, if less, the amount received on the disposition over (ii) the exercise price. At present, the Company is not required to withhold income or other taxes. The Company is entitled to a deduction equal to the compensation recognized by the option holder for the Company’s taxable year that ends with or within the taxable year in which the option holder recognized the compensation, assuming the compensation amounts satisfy the ordinary and necessary and reasonable compensation requirements for deductibility.

     The Equity Incentive Plan provides that option holders are responsible for making appropriate arrangements with the Company to provide for any additional withholding amounts. Furthermore, the Company shall have no obligation to deliver shares of Common Stock upon the exercise of any options, stock appreciation rights, awards or units under the Equity Incentive Plan until all applicable federal, state and local income and other tax withholding requirements have been satisfied.

     Under Section 162(m) of the Code, the Company may be limited as to Federal income tax deductions to the extent the total annual compensation in excess of $1,000,000 is paid to the chief executive officer of the Company or any one of the other four highest paid executive officers who are employed by the Company on the last day of the taxable year. However, certain “performance-based compensation,” the material terms of which are disclosed to and approved by the Company’s stockholders, is not subject to this limitation on deductibility. The Company has structured the stock option and stock appreciation rights portions of the Equity Incentive Plan with the intention that compensation resulting therefrom would be qualified performance-based compensation and would be deductible without regard to the limitations otherwise imposed by Section 162(m) of the Code. The Equity Incentive Plan allows the Committee discretion to award restricted stock and other stock-based awards that are intended to be qualified performance-based compensation. Bonuses and other compensation payable in Common Stock under the Equity Incentive Plan are not intended to qualify as performance-based compensation.

     The Board of Directors recommends a vote “For” approval of the amendment to the Equity Incentive Plan.

SHARES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

     The following table provides information as of December 31, 2002 with respect to the shares of Common Stock that may be issued under existing equity compensation plans, all of which have been approved by the shareowners.

	Common Shares to be	Weighted-Average	Common Shares Remaining
	Issued Upon Exercise of	Exercise Price of	Available for Future Issuance Under
	Outstanding Options	Outstanding Options	Equity Compensation Plans

Employee Equity Incentive Plan	2,491,642	$23.03	177,425
Equity Incentive Plan	1,325,600	$30.58	1,088,900
Director Equity Incentive Plan	83,250	$24.17	0
Director Stock Option Plan	207,500	$31.48	342,500

Total equity compensation plans approved by shareowners	4,107,992	$25.92	1,608,825

     Under the Employee Equity Incentive Plan, the Company may grant awards of restricted stock, incentive and non-statutory stock options and dividend equivalents, or any combination thereof to officers and employees of the Company. The Employee Equity Incentive Plan provided for an initial authorization of 2,541,000 shares of MDC common stock (restated for stock dividends) for issuance thereunder, plus an additional annual authorization equal to 10% of the then authorized shares of Common Stock under the Employee Plan as of each succeeding annual anniversary of the effective date of the Employee Plan. The Company’s ability to make further grants under this plan terminates pursuant to its terms on April 20, 2003.

     The Equity Incentive Plan provides for the grant of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, stock units and other stock grants to employees of the Company. The Equity Incentive Plan provided for an initial authorization of 2,200,000 shares of Common Stock (restated for the December 28, 2001 stock dividend) for issuance thereunder, plus an additional annual authorization equal to 10% of the authorized shares of Common Stock under the Equity Incentive Plan.

     The Director Stock Option Plan provided for an initial authorization of 550,000 shares of Common Stock (restated for the December 28, 2001 stock dividend) for issuance thereunder, plus an additional annual authorization of shares equal to 10% of the then authorized shares of Common Stock under the Director Stock Option Plan.

INDEPENDENT PUBLIC ACCOUNTANTS

     Ernst & Young LLP audited the Company’s financial statements for the year ended December 31, 2002. The Company’s audit engagement agreement with Ernst & Young LLP expired on December 31, 2002, and the parties are negotiating a new agreement for the year ending December 31, 2003. A representative of Ernst & Young LLP currently is expected to be present at the Meeting and available to respond to appropriate questions. Although Ernst & Young LLP has indicated that no statement will be made, an opportunity for a statement will be provided.

INDEPENDENT ACCOUNTANT’S FEES

     Ernst & Young LLP billed the Company the following fees for services rendered in 2002:

Audit Fees

     Aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2002 and the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for that fiscal year were $255,000.

Financial Information System Design and Implementation Fees

     There were no services rendered to the Company for information technology services related to financial information systems or implementation during the fiscal year ended December 31, 2002.

All Other Fees

     Aggregate fees billed by Ernst & Young LLP for other services rendered to the Company for the fiscal year ended December 31, 2002 were $204,350, consisting of $71,750 for tax consulting and $132,600 for audit-related services.

     In connection with the Audit Committee's consideration of the independence of the Company's outside auditors, the Committee did consider whether Ernst & Young LLP’s provision of services described above under “All Other Fees” is compatible with maintaining Ernst & Young LLP’s independence.

OTHER MATTERS

     Management and the Board of Directors of the Company know of no matters to be brought before the Meeting other than as set forth above. However, if any other matters are properly presented to the shareowners for action, it is the intention of the proxy holders named in the enclosed proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

SHAREOWNER PROPOSALS

     Any proposal a shareowner desires to present at the 2004 Annual Meeting of Shareowners must be received in writing by the Secretary of the Company prior to November 6, 2003.

BY THE ORDER OF THE BOARD OF DIRECTORS,

Larry A. Mizel Chairman of the Board

EXHIBIT A

FIRST AMENDMENT TO
M.D.C. HOLDINGS, INC.
2001 EQUITY INCENTIVE PLAN

     First Amendment to the M.D.C. Holdings, Inc. 2001 Equity Incentive Plan as approved by the Board of Directors of the Company on January 30, 2003. Capitalized terms used herein shall have the meanings ascribed in the 2001 Equity Incentive Plan, unless otherwise defined herein.

     The following amendment was adopted by the Board of Directors on January 30, 2003, subject to shareholder approval at the annual meeting on April 28, 2003:

Section 4.1 of the 2001 Equity Incentive Plan is amended to provide that the maximum aggregate number of Shares that may be issued under the Plan pursuant to Awards shall be increased by 1,000,000 shares, subject to adjustment pursuant to the terms of the Plan.

[End of Amendment]

EXHIBIT B

M.D.C. HOLDINGS, INC.

2001 EQUITY INCENTIVE PLAN

EFFECTIVE MARCH 26, 2001

B-i

B-ii

M.D.C. HOLDINGS, INC.

2001 EQUITY INCENTIVE PLAN

ARTICLE I

INTRODUCTION

      1.1  Establishment. M.D.C. Holdings, Inc., a Delaware corporation, effective March 26, 2001, hereby establishes the M.D.C. Holdings, Inc. 2001 Equity Incentive Plan (the “Plan”) for certain employees of the Company (as defined in subsection 2.1(f)). The Plan permits the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options, restricted stock awards, stock appreciation rights, stock bonuses, stock units and other stock grants to certain employees of the Company.

      1.2  Purposes. The purposes of the Plan are to provide those who are selected for participation in the Plan with added incentives to continue in the long-term service of the Company and to create in such persons a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in stockholder value, so that the income of those participating in the Plan is more closely aligned with the income of the Company’s stockholders. The Plan is also designed to provide a financial incentive that will help the Company attract, retain and motivate the most qualified employees.

      1.3  Effect on Existing Agreements. Nothing in the Plan is intended to abrogate the rights of any Participant under any contract or agreement existing between the Participant and the Company, or any subsequent amendments or modifications of such contract or agreement, and all Awards granted under the Plan and actions taken with respect to the Plan shall be subject to the terms of any contract or agreement between the Participant and the Company.

      1.4  Effective Date. The effective date of the Plan is March 26, 2001.

ARTICLE II

DEFINITIONS

      2.1  Definitions. The following terms shall have the meanings set forth below:

(a) “Affiliated Corporation” means any corporation or other entity that is affiliated with M.D.C. Holdings, Inc. through stock ownership or otherwise and is designated as an “Affiliated Corporation” by the Board, provided, however, that for purposes of Incentive Options granted pursuant to the Plan, an “Affiliated Corporation” means any parent or subsidiary of the Company as defined in Section 424 of the Code.

(b) “Award” means an Option, a Restricted Stock Award, a Stock Appreciation Right, a Stock Unit, grants of Stock pursuant to Article XI or other issuances of Stock hereunder.

(c) “Board” means the Board of Directors of M.D.C. Holdings, Inc.

(d) “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.

(e) “Committee” means the Company’s Compensation Committee or such other committee consisting of members of the Board who are empowered hereunder to take actions in the administration of the Plan. To the extent possible, the Committee shall be so constituted as to permit the Plan to comply with Rule 16b-3 or any successor rule promulgated under the Exchange Act and with the requirements under Section 162(m) of the Code. Except as provided in Section 3.2, the Committee shall select Participants from Eligible Employees of the Company and shall determine the awards to be made pursuant to the Plan and the terms and conditions thereof.

(f) “Company” means M.D.C. Holdings, Inc. and the Affiliated Corporations.

(g) “Disabled” or “Disability” shall have the meaning given to such terms in Section 22(e)(3) of the Code.

(h) “Effective Date” means the original effective date of the Plan, March 26, 2001.

(i) “Eligible Employees” means those employees (including, without limitation, officers and directors who are also employees) of the Company or any subsidiary or division thereof, upon whose judgment, initiative and efforts the Company is, or will become, largely dependent for the successful conduct of its business. For purposes of the Plan, an employee is any individual who provides services to the Company or any subsidiary or division thereof as a common law employee and whose remuneration is subject to the withholding of federal income tax pursuant to Section 3401 of the Code. Employee shall not include any individual (A) who provides services to the Company or any subsidiary or division thereof under an agreement, contract, or any other arrangement pursuant to which the individual is initially classified as an independent contractor or (B) whose remuneration for services has not been treated initially as subject to the withholding of federal income tax pursuant to Section 3401 of the Code even if the individual is subsequently reclassified as a common law employee as a result of a final decree of a court of competent jurisdiction or the settlement of an administrative or judicial proceeding. Leased employees shall not be treated as employees under this Plan.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as it may be amended from time to time.

(k) “Fair Market Value” means, as of a given date, (i) the closing price of a Share on the principal stock exchange on which Shares are then trading, if any (or as reported on any composite index that includes such principal exchange) on the trading day previous to such date, or if Shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred; or (ii) if the Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, the mean between the closing representative bid and asked prices for the Stock on the trading day previous to such date as reported by Nasdaq or such successor quotation system; or (iii) if the Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the Fair Market Value of a Share shall be determined by the Committee acting in good faith. If, upon exercise of an Option, the exercise price is paid by a broker’s transaction (also known as a “cashless exercise” or “same-day sale” transaction) as provided in subsection 7.2(e)(ii)(D), Fair Market Value, for purposes of the exercise, shall be the price at which the Stock is sold by the broker.

(l) “Incentive Option” means an Option designated as such and granted in accordance with Section 422 of the Code.

(m) “Non-Qualified Option” means any Option other than an Incentive Option.

(n) “Option” means a right to purchase Stock at a stated or formula price for a specified period of time. Options granted under the Plan shall be either Incentive Options or Non-Qualified Options.

(o) “Option Certificate” shall have the meaning given to such term in Section 7.2 hereof.

(p) “Option Holder” means a Participant who has been granted one or more Options under the Plan.

(q) “Option Price” means the price at which each share of Stock subject to an Option may be purchased, determined in accordance with subsection 7.2(b).

(r) “Participant” means an Eligible Employee designated by the Committee from time to time during the term of the Plan to receive one or more of the Awards provided under the Plan.

(s) “Restricted Stock Award” means an award of Stock granted to a Participant pursuant to Article VIII that is subject to certain restrictions imposed in accordance with the provisions of such Article.

(t) “Share” means a share of Stock.

(u) “Stock” means the $.01 par value common stock of M.D.C. Holdings, Inc.

(v) “Stock Appreciation Right” means the right, granted by the Committee pursuant to the Plan, to receive a payment equal to the increase in the Fair Market Value of a Share of Stock subsequent to the grant of such Award.

(w) “Stock Bonus” means either an outright grant of Stock or a grant of Stock subject to and conditioned upon certain employment or performance related goals.

(x) “Stock Unit” means a measurement component equal to the Fair Market Value of one share of Stock on the date for which a determination is made pursuant to the provisions of this Plan.

      2.2  Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

ARTICLE III

PLAN ADMINISTRATION

      3.1  General. The Plan shall be administered by the Committee. In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, select the Participants from among the Eligible Employees, determine the Awards to be made pursuant to the Plan, the number of Stock Units, Stock Appreciation Rights or shares of Stock to be issued thereunder and the time at which such Awards are to be made, fix the Option Price, period and manner in which an Option becomes exercisable, establish the duration and nature of Restricted Stock Award restrictions, establish the terms and conditions applicable to Stock Bonuses and Stock Units, and establish such other terms and requirements of the various compensation incentives under the Plan as the Committee may deem necessary or desirable and consistent with the terms of the Plan. The Committee shall determine the form or forms of the agreements with Participants that shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Participants with respect to Awards granted pursuant to the Plan, which provisions need not be identical except as may be provided herein. The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. No member of the Committee shall be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

      3.2  Delegation by Committee. The Committee may, from time to time, delegate, to specified officers of the Company, the power and authority to grant Awards under the Plan to specified groups of employees, subject to such restrictions and conditions as the Committee, in its sole discretion, may impose. The delegation shall be as broad or as narrow as the Committee shall determine. To the extent that the Committee has delegated the authority to determine certain terms and conditions of an Award, all references in the Plan to the Committee’s exercise of authority in determining such terms and conditions shall be construed to include the officer or officers to whom the Committee has delegated the power and authority to make such determination. The power and authority to grant Awards to any employee who is covered by Section 16(b) of the Exchange Act shall not be delegated by the Committee.

ARTICLE IV

STOCK SUBJECT TO THE PLAN

      4.1  Number of Shares. The maximum aggregate number of Shares that may be issued under the Plan pursuant to Awards is 2,000,000 shares. This authorization shall be increased automatically on each succeeding annual anniversary of the adoption of the Plan by the Board by an amount equal to 10% of the then authorized shares under the Plan. Notwithstanding the foregoing, no more than 2,000,000 shares of Stock shall be available for the grant of Incentive Options under the Plan. Upon exercise of an option (whether granted under this Plan or otherwise), the Shares issued upon exercise of such option shall no longer be considered to be subject to an outstanding Award or option for purposes of the foregoing provisions of this Section 4.1. Notwithstanding anything to the contrary contained herein, no Award granted hereunder shall become void or otherwise be adversely affected solely because of a change in the number of Shares of the Company that are issued and outstanding from time to time, provided that changes to the issued and outstanding Shares may result in adjustments to outstanding Awards in accordance with the provisions of this Article IV. The maximum number of Shares with respect to which a Participant may receive Options and Stock Appreciation Rights under the Plan during any calendar year is 2,000,000 Shares. The maximum number of Shares as to which Incentive Options may be granted is 2,000,000 Shares. The Shares may be either authorized and unissued Shares or previously issued Shares acquired by the Company. Such maximum numbers may be increased from time to time by approval of the Board and by the stockholders of the Company if, in the opinion of counsel for the Company, stockholder approval is required. The Company shall at all times during the term of the Plan and while any Options or Stock Units are outstanding retain as authorized and unissued Stock at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

      4.2  Other Shares of Stock. Any shares of Stock that are subject to an Option that expires or for any reason is terminated unexercised, any shares of Stock that are subject to an Award (other than an Option) and that are forfeited, and any shares of Stock withheld for the payment of taxes or received by the Company as payment of the exercise price of an Option shall automatically become available for use under the Plan, provided, however, that no more than 2,000,000 shares of Stock may be awarded pursuant to Incentive Options.

      4.3  Adjustments for Stock Split, Stock Dividend, Etc. If the Company shall at any time increase or decrease the number of its outstanding Shares or change in any way the rights and privileges of such Shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the Shares as to which Awards may be granted under the Plan, (ii) the Shares then included in each outstanding Award granted hereunder, (iii) the maximum number of Shares available for grant to any one person in a calendar year, (iv) the maximum number of Shares available for grant pursuant to Incentive Options, and (v) the number of Shares subject to a delegation of authority under Section 3.2 of this Plan.

      4.4  Other Distributions and Changes in the Stock. If

(a) The Company shall at any time distribute with respect to the Stock assets or securities of persons other than the Company (excluding cash or distributions referred to in Section 4.3), or

(b) The Company shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of the Company, or

(c) there shall be any other change (except as described in Section 4.3) in the number or kind of outstanding Shares or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Committee shall in its discretion determine that the event described in subsection (a), (b), or (c) above equitably requires an adjustment in the number or kind of Shares subject to an Option or other Award, an adjustment in the Option Price or the taking of any other action by the Committee, including without limitation, the setting aside of any property for delivery to the Participant upon the exercise of an Option or the full vesting of an Award, then such adjustments shall be made, or other action shall be taken, by the Committee and shall be effective for all purposes of the Plan and on each outstanding Option or Award that involves the particular type of stock for which a change was effected. Notwithstanding the foregoing provisions of this Section 4.4, pursuant to Section 8.3 below, a Participant holding Stock received as a Restricted Stock Award shall have the right to receive all amounts, including cash and property of any kind, distributed with respect to the Stock after such Restricted Stock Award was granted upon the Participant’s becoming a holder of record of the Stock.

      4.5  General Adjustment Rules. No adjustment or substitution provided for in this Article IV shall require the Company to sell a fractional share of Stock under any Option, or otherwise issue a fractional share of Stock, and the total substitution or adjustment with respect to each Option and other Award shall be limited by deleting any fractional share. In the case of any such substitution or adjustment, the aggregate Option Price for the total number of shares of Stock then subject to an Option shall remain unchanged but the Option Price per share under each such Option shall be equitably adjusted by the Committee to reflect the greater or lesser number of shares of Stock or other securities into which the Stock subject to the Option may have been changed, and appropriate adjustments shall be made to other Awards to reflect any such substitution or adjustment.

      4.6  Determination by the Committee, Etc. Adjustments under this Article IV shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all parties thereto.

ARTICLE V

CORPORATE REORGANIZATION; CHANGE IN CONTROL

      5.1  Adjustment of Awards. Upon the occurrence of a Corporate Transaction (as defined in Section 5.3), the Committee shall take any one or more of the following actions with respect to outstanding Awards:

(a) Provide that any or all Options and Stock Appreciation Rights shall become fully exercisable regardless of whether all conditions of exercise relating to length of service, attainment of financial performance goals or otherwise have been satisfied;

(b) Provide that any or all restrictions with respect to Restricted Stock and other Awards shall lapse;

(c) Provide that any or all Stock Units shall become payable;

(d) Provide for the assumption or substitution of any or all Awards as described in Section 5.2;

(e) Make any other provision for outstanding Awards as the Committee deems appropriate.

      The Committee may provide that any Awards that are outstanding at the time the Corporate Transaction is closed shall expire at the time of the closing. The Committee need not take the same action with respect to all outstanding Awards or to all outstanding Awards of the same type. With respect to Options, the Committee may provide that any Options that are outstanding at the time the Corporate Transaction is closed shall be cancelled and the Holder of such cancelled Option shall receive in exchange therefore a cash payment equal to the greater of (a) the Fair Market Value of a share of Stock measured on the date immediately prior to the date of the Corporate Transaction less the per share exercise price set forth in the Option Certificate, multiplied by the number of shares of Stock purchasable under the Option; or (b) the fair market value, as determined by the Board in its sole discretion, of the cash, securities or other consideration into which a share of Stock is to be exchanged pursuant to the Corporate Transaction, less the exercise price set forth in the Option Certificate, multiplied by the number of shares of Stock purchasable under the Option.

      5.2  Assumption or Substitution of Options and Other Awards. The Company, or the successor or purchaser, as the case may be, may make adequate provision for the assumption of the outstanding Options or the substitution of new options for the outstanding Options on terms comparable to the outstanding Options or (b) the Company, or the successor or purchaser, as the case may be, may make adequate provision for the equitable adjustment of outstanding Awards (other than Options).

      5.3  Corporate Transaction. A Corporate Transaction shall include the following:

(a) Merger; Reorganization: the merger or consolidation of the Company with or into another corporation or other reorganization (other than a reorganization under the United States Bankruptcy Code) of the Company (other than a consolidation, merger, or reorganization in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Stock); or

(b) Sale: the sale or conveyance of the property of the Company as an entirety or substantially as an entirety (other than a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by the Company);

(c) Liquidation: the dissolution or liquidation of the Company;

(d) Change in Control: A “Change in Control” shall be deemed to have occurred if:

(i) a report on Schedule 13D is filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Exchange Act disclosing that any person (within the meaning of Section 13(d) of the Exchange Act), other than the Company (or one of its subsidiaries) or any employee benefit plan sponsored by the Company (or one of its subsidiaries), or any director of the Company, or an affiliate of such director, is the beneficial owner, directly or indirectly, of 50 percent or more of the combined voting power of the then-outstanding securities of the Company;

(ii) any person (within the meaning of Section 13(d) of the Exchange Act), other than the Company (or one of the subsidiaries) or any employee benefit plan sponsored by the Company (or one of its subsidiaries), or any director of the Company, or an affiliate of such director, shall purchase securities, pursuant to a tender offer or exchange offer to acquire any common stock of the Company (or securities convertible into common stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50 percent or more of the combined voting power of the then-outstanding securities of the Company (as determined under paragraph (d) of Rule 13d-3 under the Exchange Act, in the case of rights to acquire common stock);

(iii) the stockholders of the Company shall approve (A) any consolidation or merger of the Company (1) in which the Company is not the continuing or surviving corporation, or (2) pursuant to which shares of common stock of the Company would be converted into cash, securities or other property, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or

(iv) there shall have been a change in a majority of the members of the Board within a twelve month period, unless the election or nomination for election by the Company’s stockholders of each new director during such twelve month period was approved by the vote of two-thirds of the directors then still in office who were directors at the beginning of such twelve month period; or

(e) Other Transactions: any other transaction that the Board determines by resolution to be a Corporate Transaction.

      5.4  Deductibility under Code Section 280G. Notwithstanding the provisions of Section 5.1, Awards that are not otherwise exercisable at the time of a Corporate Transaction shall only become exercisable as described in Section 5.1 or cancelled and settled for cash or other consideration as permitted under Section 5.1 to the extent such exercise and issuance of shares of Stock or payment with respect to a Participant continues to be deductible by the Company pursuant to Section 280G of the Code.

ARTICLE VI

PARTICIPATION

      Participants in the Plan shall be those Eligible Employees who, in the judgment of the Committee, are performing, or during the term of their incentive arrangement will perform, vital services in the management, operation and development of the Company, and significantly contribute, or are expected to significantly contribute, to the achievement of long-term corporate economic objectives. Participants may be granted from time to time one or more Awards; provided, however, that the grant of each such Award shall be separately approved by the Committee and receipt of one such Award shall not result in automatic receipt of any other Award. Upon determination by the Committee that an Award is to be granted to a Participant, written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto. Each Participant shall, if required by the Committee, enter into an agreement with the Company, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.

ARTICLE VII

OPTIONS

      7.1  Grant of Options. Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Options. The Committee in its sole discretion shall designate whether an Option is an Incentive Option or a Non-Qualified Option. The Committee may grant both an Incentive Option and a Non-Qualified Option to an Eligible Employee at the same time or at different times. Incentive Options and Non-Qualified Options, whether granted at the same time or at different times, shall be deemed to have been awarded in separate grants and shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of shares for which any other Option may be exercised. An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

      7.2  Stock Option Certificates. Each Option granted under the Plan shall be evidenced by a written stock option certificate or agreement (an “Option Certificate”). An Option Certificate shall be issued by the Company in the name of the Participant to whom the Option is granted (the “Option Holder”) and in such form as may be approved by the Committee. The Option Certificate shall incorporate and conform to the conditions set forth in this Section 7.2 as well as such other terms and conditions that are not inconsistent as the Committee may consider appropriate in each case.

(a) Number of Shares. Each Option Certificate shall state that it covers a specified number of shares of Stock, as determined by the Committee.

(b) Price. The price at which each share of Stock covered by an Option may be purchased shall be determined in each case by the Committee and set forth in the Option Certificate, but, in the case of an Incentive Option, in no event shall the price be less than 100 percent of the Fair Market Value of the Stock on the date the Incentive Option is granted.

(c) Duration of Options; Restrictions on Exercise. Each Option Certificate shall state the period of time, determined by the Committee, within which the Option may be exercised by the Option Holder (the “Option Period”). The Option Period must end, in all cases, not more than ten years from the date the Option is granted. The Option Certificate shall also set forth any installment or other restrictions on exercise of the Option during such period, if any, as may be determined by the Committee. Each Option shall become exercisable (vest) over such period of time, if any, or upon such events, as determined by the Committee.

(d) Termination of Employment, Death, Disability, Etc. The Committee may specify the period, if any, during which an Option may be exercised following termination of the Option Holder’s employment. The effect of this subsection 7.2(d) shall be limited to determining the consequences of a termination and nothing in this subsection 7.2(d) shall restrict or otherwise interfere with the Company’s discretion with respect to the termination of any individual’s employment. If the Committee does not otherwise specify, the following shall apply:

(i) If the employment of the Option Holder is terminated within the Option Period for “cause,” as determined by the Committee, the Option shall thereafter be void for all purposes. As used in this subsection 7.2(d), “cause” shall mean willful misconduct, a willful failure to perform the Option Holder’s duties, insubordination, theft, dishonesty, conviction of a felony or any other willful conduct that is materially detrimental to the Company or such other cause as the Committee in good faith reasonably determines provides cause for the discharge of an Option Holder.

(ii) If the Option Holder becomes Disabled, the Option may be exercised by the Option Holder within one year following the Option Holder’s termination of employment on account of Disability

(unless otherwise provided by the Committee; provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Option Holder’s termination of employment because of Disability.

(iii) If the Option Holder dies during the Option Period while still performing services for the Company or within the one year period referred to in (ii) above or within the period referred to in (iv) below, the Option may be exercised by those entitled to do so under the Option Holder’s will or by the laws of descent and distribution within one year following the Option Holder’s death, (unless otherwise provided by the Committee; provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Option Holder’s death.

(iv) If the employment of the Option Holder with the Company is terminated within the Option Period for any reason other than cause, Disability, or death, a Non-Qualified Option may be exercised by the Option Holder within one year following the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Non-Qualified Option may be exercised only as to the shares as to which the Non-Qualified Option had become exercisable on or before the date of termination of employment. If the employment of the Option Holder with the Company is terminated within the Option Period for any reason other than cause, Disability, or death, an Incentive Option may be exercised by the Option Holder within the three month period following the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Incentive Option may be exercised only as to the shares as to which the Incentive Option had become exercisable on or before the date of termination of employment.

(e) Exercise, Payments, Etc.

(i) Manner of Exercise. The method for exercising each Option granted hereunder shall be by delivery to the Company of written notice specifying the number of Shares with respect to which such Option is exercised. The purchase of such Shares shall take place at the principal offices of the Company within thirty days following delivery of such notice, at which time the Option Price of the Shares shall be paid in full by any of the methods set forth below or a combination thereof. Except as set forth in the next sentence, the Option shall be exercised when the Option Price for the number of shares as to which the Option is exercised is paid to the Company in full. If the Option Price is paid by means of a broker’s transaction (also known as a “cashless exercise” or “same-day sale” transaction) described in subsection 7.2(e)(ii)(D), in whole or in part, the closing of the purchase of the Stock under the Option shall take place (and the Option shall be treated as exercised) on the date on which, and only if, the sale of Stock upon which the broker’s transaction was based has been closed and settled, unless the Option Holder makes an irrevocable written election, at the time of exercise of the Option, to have the exercise treated as fully effective for all purposes upon receipt of the Option Price by the Company regardless of whether or not the sale of the Stock by the broker is closed and settled. A properly executed certificate or certificates representing the Shares shall be delivered to or at the direction of the Option Holder upon payment therefor. If Options on less than all shares evidenced by an Option Certificate are exercised, the Company may deliver a new Option Certificate evidencing the Option on the remaining shares upon delivery of the Option Certificate for the Option being exercised.

(ii) The exercise price shall be paid by any of the following methods or any combination of the following methods at the election of the Option Holder, or by any other method approved by the Committee upon the request of the Option Holder:

(A) in cash;

(B) by certified check, cashier’s check or other check acceptable to the Company, payable to the order of the Company;

(C) by delivery to the Company of certificates representing the number of shares then owned by the Option Holder, the Fair Market Value of which equals the purchase price of the Stock purchased pursuant to the Option, properly endorsed for transfer to the Company; provided however, that no Option may be exercised by delivery to the Company of certificates representing Stock, unless such Stock has been held by the Option Holder for more than six months; for purposes of this Plan, the Fair Market Value of any shares of Stock delivered in payment of the purchase price upon exercise of the Option shall be the Fair Market Value as of the exercise date; the exercise date shall be the day of delivery of the certificates for the Stock used as payment of the Option Price; or

(D) by delivery to the Company of a properly executed notice of exercise together with irrevocable instructions to a broker to deliver to the Company promptly the amount of the proceeds of the sale of all or a portion of the Stock or of a loan from the broker to the Option Holder required to pay the Option Price.

(f) Date of Grant. An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

(g) Withholding.

(i) Non-Qualified Options. Upon exercise of an Option, the Option Holder shall make appropriate arrangements with the Company to provide for the amount of additional withholding required by Sections 3102 and 3402 of the Code and applicable state income tax laws, including (subject to Committee approval) payment of such taxes through delivery of shares of Stock or by withholding Stock to be issued under the Option, as provided in Article XVII.

(ii) Incentive Options. If an Option Holder makes a disposition (as defined in Section 424(c) of the Code) of any Stock acquired pursuant to the exercise of an Incentive Option prior to the expiration of two years from the date on which the Incentive Option was granted or prior to the expiration of one year from the date on which the Option was exercised, the Option Holder shall send written notice to the Company at the Company’s principal place of business of the date of such disposition, the number of shares disposed of, the amount of proceeds received from such disposition and any other information relating to such disposition as the Company may reasonably request. The Option Holder shall, in the event of such a disposition, make appropriate arrangements with the Company to provide for the amount of additional withholding, if any, required by Sections 3102 and 3402 of the Code and applicable state income tax laws.

      7.3  Restrictions on Incentive Options.

(a) Initial Exercise. The aggregate Fair Market Value of the Shares with respect to which Incentive Options are exercisable for the first time by an Option Holder in any calendar year, under the Plan or otherwise, shall not exceed $100,000. For this purpose, the Fair Market Value of the Shares shall be determined as of the date of grant of the Option.

(b) Ten Percent Stockholders. Incentive Options granted to an Option Holder who is the holder of record of 10% or more of the outstanding Stock of the Company shall have an Option Price equal to 110% of the Fair Market Value of the Shares on the date of grant of the Option and the Option Period for any such Option shall not exceed five years.

      7.4  Transferability.

(a) General Rule: No Lifetime Transfers. An Option shall not be transferable by the Option Holder except by will or pursuant to the laws of descent and distribution. An Option shall be exercisable during the Option Holder’s lifetime only by him or her, or in the event of Disability or incapacity, by his or her guardian or legal representative. The Option Holder’s guardian or legal representative shall have all of the rights of the Option Holder under this Plan.

(b) InterVivos Transfer to Certain Family Members. The Committee may, however, provide at the time of grant or thereafter that the Option Holder may transfer a Non-Qualified Option to a member of the Option Holder’s immediate family, a trust of which members of the Option Holder’s immediate family are the only beneficiaries, a partnership of which members of the Option Holder’s immediate family or trusts for the sole benefit of the Option Holder’s immediate family are the only partners, a corporation in which members of the Option Holder’s immediate family are the only shareholders, a limited liability company in which members of the Option Holder’s immediate family are the only members, or any other entity which is solely owned by members of the Option Holder’s immediate family (the “InterVivos Transferee”). Immediate family means the Option Holder and the Option Holder’s spouse, issue (by birth or adoption), stepchild, grandchild, parents, stepparents, grandparents, siblings (including half brothers and sisters and adopted siblings) nieces, nephews, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law. No transfer shall be effective unless the Option Holder shall have notified the Company of the transfer in writing and has furnished a copy of the documents that effect the transfer to the Company. The InterVivos Transferee shall be subject to all of the terms of this Plan and the Option, including, but not limited to, the vesting schedule, termination provisions, and the manner in which the Option may be exercised. The Committee may require the Option Holder and the InterVivos Transferee to enter into an appropriate agreement with the Company providing for, among other things, the satisfaction of required tax withholding with respect to the exercise of the transferred Option and the satisfaction of any Stock retention requirements applicable to the Option Holder, together with such other terms and conditions as may be specified by the Committee. Except to the extent provided otherwise in such agreement, the InterVivos Transferee shall have all of the rights and obligations of the Option Holder under this Plan; provided that the InterVivos Transferee shall not have any Stock withheld to pay withholding taxes pursuant to Section 17.2 unless the agreement referred to in the preceding sentence specifically provides otherwise.

(c) No Transfer of ISOs. During the Option Holder’s lifetime the Option Holder may not transfer an Incentive Option under any circumstances.

(d) No Assignment. No right or interest of any Option Holder in an Option granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Option Holder, either voluntarily or involuntarily, or be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy, except as set forth above.

      7.5  Stockholder Privileges. No Option Holder shall have any rights as a stockholder with respect to any shares of Stock covered by an Option until the Option Holder becomes the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Option Holder becomes the holder of record of such Stock, except as provided in Article IV.

ARTICLE VIII

RESTRICTED STOCK AWARDS

      8.1  Grant of Restricted Stock Awards. Coincident with or following designation for participation in the Plan, the Committee may grant a Participant one or more Restricted Stock Awards consisting of Shares of Stock. The number of Shares granted as a Restricted Stock Award shall be determined by the Committee.

      8.2  Restrictions. A Participant’s right to retain a Restricted Stock Award granted to him under Section 8.1 shall be subject to such restrictions, including but not limited to his continuous employment for the Company, for a restriction period specified by the Committee or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such Award. The Committee may in its sole discretion require different periods of service or different performance goals and objectives with respect to different Participants, to different Restricted Stock Awards or to separate, designated portions of the Shares constituting a Restricted Stock Award. In the event of the death or Disability of a Participant, or the retirement of a Participant in accordance with the Company’s established retirement policy, all required periods of service and other restrictions applicable to Restricted Stock Awards then held by the Participant shall lapse with respect to a pro rata part of each such Award based on the ratio between the number of full months of employment completed at the time of termination of employment from the grant of each Award to the total number of months of employment required for such Award to be fully nonforfeitable, and such portion of each such Award shall become fully nonforfeitable. The remaining portion of each such Award shall be forfeited and shall be immediately returned to the Company. If a Participant’s employment terminates for any other reason, any Restricted Stock Awards as to which the period for which employment is required or other restrictions have not been satisfied (or waived or accelerated as provided herein) shall be forfeited, and all shares of Stock related thereto shall be immediately returned to the Company.

      8.3  Privileges of a Stockholder, Transferability. A Participant shall have all voting, dividend, liquidation and other rights with respect to Stock in accordance with its terms received by him as a Restricted Stock Award under this Article VIII upon his becoming the holder of record of such Stock; provided, however, that the Participant’s right to sell, encumber, or otherwise transfer such Stock shall be subject to the limitations of Section 13.2.

      8.4  Enforcement of Restrictions. The Committee shall cause a legend to be placed on the Stock certificates issued pursuant to each Restricted Stock Award referring to the restrictions provided by Sections 8.2 and 8.3 and, in addition, may in its sole discretion require one or more of the following methods of enforcing the restrictions referred to in Sections 8.2 and 8.3:

(a) Requiring the Participant to keep the Stock certificates, duly endorsed, in the custody of the Company while the restrictions remain in effect; or

(b) Requiring that the Stock certificates, duly endorsed, be held in the custody of a third party while the restrictions remain in effect.

ARTICLE IX

STOCK UNITS

      A Participant may be granted a number of Stock Units determined by the Committee. The number of Stock Units, the goals and objectives to be satisfied with respect to each grant of Stock Units, the time and manner of payment for each Stock Unit, and the other terms and conditions applicable to a grant of Stock Units shall be determined by the Committee.

ARTICLE X

STOCK APPRECIATION RIGHTS

      10.1  Persons Eligible. The Committee, in its sole discretion, may grant Stock Appreciation Rights to Eligible Employees.

      10.2  Terms of Grant. The Committee shall determine at the time of the grant of a Stock Appreciation Right the time period during which the Stock Appreciation Right may be exercised and any other terms that shall apply to the Stock Appreciation Right.

      10.3  Exercise. A Stock Appreciation Right shall entitle a Participant to receive a number of shares of Stock (without any payment to the Company, except for applicable withholding taxes), cash, or Stock and cash, as determined by the Committee in accordance with Section 10.4 below. If a Stock Appreciation Right is issued in tandem with an Option, except as may otherwise be provided by the Committee, the Stock Appreciation Right shall be exercisable during the period that its related Option is exercisable. A Participant desiring to exercise a Stock Appreciation Right shall give written notice of such exercise to the Company, which notice shall state the proportion of Stock and cash that the Participant desires to receive pursuant to the Stock Appreciation Right exercised. Upon receipt of the notice from the Participant, the Company shall deliver to the person entitled thereto (i) a certificate or certificates for Stock and/or (ii) a cash payment, in accordance with Section 10.4 below. The date the Company receives written notice of such exercise hereunder is referred to in this Article X as the “exercise date.” The delivery of Stock or cash received pursuant to such exercise shall take place at the principal offices of the Company within 30 days following delivery of such notice.

      10.4  Number of Shares or Amount of Cash. Subject to the discretion of the Committee to substitute cash for Stock, or Stock for cash, the number of Shares that may be issued pursuant to the exercise of a Stock Appreciation Right shall be determined by dividing: (a) the total number of Shares of Stock as to which the Stock Appreciation Right is exercised, multiplied by the amount by which the Fair Market Value of one share of Stock on the exercise date exceeds the Fair Market Value of one Share of Stock on the date of grant of the Stock Appreciation Right, by (b) the Fair Market Value of one Share of Stock on the exercise date; provided, however, that fractional shares shall not be issued and in lieu thereof, a cash adjustment shall be paid. In lieu of issuing Stock upon the exercise of a Stock Appreciation Right, the Committee in its sole discretion may elect to pay the cash equivalent of the Fair Market Value of the Stock on the exercise date for any or all of the Shares of Stock that would otherwise be issuable upon exercise of the Stock Appreciation Right.

      10.5  Effect of Exercise. If a Stock Appreciation Right is issued in tandem with an Option, the exercise of the Stock Appreciation Right or the related Option will result in an equal reduction in the number of corresponding Options or Stock Appreciation Rights that were granted in tandem with such Stock Appreciation Rights and Options.

      10.6  Termination of Employment. Upon the termination of the employment of a Participant, any Stock Appreciation Rights then held by such Participant shall be exercisable within the time periods, and upon the same conditions with respect to the reasons for termination of employment, as are specified in Section 7.2(d) with respect to Options.

ARTICLE XI

STOCK BONUSES

      The Committee may award Stock Bonuses to such Participants, subject to such conditions and restrictions, as it determines in its sole discretion. Stock Bonuses may be either outright grants of Stock, or may be grants of Stock subject to and conditioned upon certain employment or performance related goals.

ARTICLE XII

OTHER COMMON STOCK GRANTS

      From time to time during the duration of this Plan, the Board may, in its sole discretion, adopt one or more incentive compensation arrangements for Participants pursuant to which the Participants may acquire shares of Stock, whether by purchase, outright grant, or otherwise. Any such arrangements shall be subject to the general provisions of this Plan and all shares of Stock issued pursuant to such arrangements shall be issued under this Plan.

ARTICLE XIII

RIGHTS OF PARTICIPANTS

      13.1  Employment. Nothing contained in the Plan or in any Option, or other Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of his employment by the Company, or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement or other contract to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of service shall be determined by the Committee at the time.

      13.2  Nontransferability of Awards Other Than Options. Except as provided otherwise at the time of grant or thereafter, no right or interest of any Participant in a Stock Appreciation Right, a Restricted Stock Award (prior to the completion of the restriction period applicable thereto), a Stock Unit, or other Award (excluding Options) granted pursuant to the Plan, shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Participant’s death, a Participant’s rights and interests in Options, Stock Appreciation Rights, Restricted Stock Awards, other Awards, and Stock Units shall, to the extent provided in Articles VII, VIII, IX, X and XI, be transferable by will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options may be made by, the Participant’s legal representatives, heirs or legatees. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person’s guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

      13.3  No Plan Funding. Obligations to Participants under the Plan will not be funded, trusteed, insured or secured in any manner. The Participants under the Plan shall have no security interest in any assets of the Company, and shall be only general creditors of the Company.

ARTICLE XIV

GENERAL RESTRICTIONS

      14.1  Investment Representations. The Company may require any person to whom an Award is granted, as a condition of exercising or receiving such Award, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Stock for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with Federal and applicable state securities laws. Legends evidencing such restrictions may be placed on the Stock certificates.

      14.2  Compliance with Securities Laws. Each Award shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Award may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

      14.3  Changes in Accounting Rules. Except as provided otherwise at the time an Award is granted, notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to Awards shall occur which, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Committee shall have the right and power to modify as necessary, any then outstanding and unexercised Awards as to which the applicable employment or other requirements have not been satisfied.

ARTICLE XV

OTHER EMPLOYEE BENEFITS

      The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option or Stock Appreciation Right, the sale of shares received upon such exercise, the vesting of any Restricted Stock Award, receipt of Stock Bonuses, distributions with respect to Stock Units, or the grant of Stock shall not constitute “earnings” or “compensation” with respect to which any other employee benefits of such employee are determined, including without limitation benefits under any pension, profit sharing, 401(k), life insurance or salary continuation plan.

ARTICLE XVI

PLAN AMENDMENT, MODIFICATION AND TERMINATION

      The Committee may at any time terminate, and from time to time may amend or modify the Plan provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the stockholders if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that stockholder approval is otherwise necessary or desirable.

      No amendment, modification or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant holding such Award.

ARTICLE XVII

WITHHOLDING

      17.1  Withholding Requirement. The Company’s obligations to deliver shares of Stock upon the exercise of any Option, or Stock Appreciation Right, the vesting of any Restricted Stock Award, payment with respect to Stock Units, or the grant of Stock shall be subject to the Participant’s satisfaction of all applicable federal, state and local income and other tax withholding requirements.

      17.2  Withholding With Stock. At the time the Committee grants an Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, Stock Bonus, other Award, or Stock or at any time thereafter, it may, in its sole discretion, grant the Participant an election to pay all such amounts of tax withholding, or any part thereof, by electing (a) to have the Company withhold from shares otherwise issuable to the Participant, shares of Stock having a value equal to the amount required to be withheld or such lesser amount as may be elected by the Participant; provided however, that the amount of Stock so withheld shall not exceed the minimum amount required to be withheld under the method of withholding that results in the smallest amount of withholding, or (b) to transfer to the Company a number of shares of Stock that were acquired by the Participant more than six months prior to the transfer to the Company and that have a value equal to the amount required to be withheld or such lesser amount as may be elected by the Participant. All elections shall be subject to the approval or disapproval of the Committee. The value of shares of Stock to be withheld shall be based on the Fair Market

Value of the Stock on the date that the amount of tax to be withheld is to be determined (the “Tax Date”). Any such elections by Participants to have shares of Stock withheld for this purpose will be subject to the following restrictions:

(a) All elections must be made prior to the Tax Date.

(b) All elections shall be irrevocable.

(c) If the Participant is an officer or director of the Company within the meaning of Section 16 of the Exchange Act (“Section 16”), the Participant must satisfy the requirements of such Section 16 and any applicable Rules thereunder with respect to the use of Stock to satisfy such tax withholding obligation.

ARTICLE XVIII

REQUIREMENTS OF LAW

      18.1  Requirements of Law. The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

      18.2  Federal Securities Law Requirements. If a Participant is an officer or director of the Company within the meaning of Section 16 of the Exchange Act, Awards granted hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule promulgated under the Exchange Act, to qualify the Award for any exception from the provisions of Section 16(b) of the Exchange Act available under that Rule.

      18.3  Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

ARTICLE XIX

STOCKHOLDER APPROVAL

      The Plan will be submitted for the approval of the Company’s stockholders within 12 months after the date of the Board’s initial adoption of the Plan. No Awards shall be granted under the Plan prior to approval of the Plan by the Company’s stockholders.

ARTICLE XX

DURATION OF THE PLAN

      Unless sooner terminated by the Board of Directors, the Plan shall terminate at the close of business on March 26, 2011 and no Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, Stock Bonus, other Award or Stock shall be granted, or offer to purchase Stock made, after such termination. Options, Stock Appreciation Rights, Restricted Stock Awards, other Awards, and Stock Units outstanding at the time of the Plan termination may continue to be exercised, or become free of restrictions, or paid, in accordance with their terms.

M.D.C. HOLDINGS, INC.
a Delaware corporation

By:

Dated: March 26, 2001

M.D.C. HOLDINGS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

PROXY FOR ANNUAL MEETING OF SHAREOWNERS — APRIL 28, 2003

     The undersigned hereby appoints PARIS G. REECE III and MICHAEL TOUFF, or either one of them, as proxies or proxy for the undersigned, each with full power of substitution and resubstitution, to attend the 2003 Annual Meeting of Shareowners and any adjournments or postponements thereof (the “Meeting”) and to vote as designated below, all the shares of Common Stock of M.D.C. HOLDINGS, INC. held of record by the undersigned on February 28, 2003. In their discretion, the proxies are hereby authorized to vote upon such other business as may properly come before the Meeting and any adjournments or postponements thereof.

     Please specify your choice by clearly marking the appropriate box. Unless otherwise specified, this proxy will be voted “FOR” Items 1. and 2.

☒	Please mark your votes as in this example.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF MESSRS. BORICK, MANDARICH AND BLACKFORD AND “FOR” APPROVAL OF THE AMENDMENT TO THE COMPANY’S 2001 EQUITY INCENTIVE PLAN.

1.	ELECTION OF DIRECTORS.
NOMINEES: Steven J. Borick, David D. Mandarich and David E. Blackford
	☐ FOR	☐ WITHHELD
☐ FOR, except vote withheld from the following nominee(s):

(continued and to be signed and dated on the other side)

2.	APPROVAL OF THE AMENDMENT TO THE COMPANY’S 2001 EQUITY INCENTIVE PLAN.
	☐ FOR	☐ AGAINST	☐ ABSTAIN

     Please sign exactly as your name appears on this proxy. Joint owners should each sign individually. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate proxies should be signed by an authorized officer.

Signature(s):

Signature(s):

Date: